EXECUTION COPY







                            STOCK PURCHASE AGREEMENT



                                  By and Among

                                AIL SYSTEMS INC.

                                       and

                              UNITED CAPITAL CORP.

                                       and

                                METEX CORPORATION

                          Dated as of November 20, 1997

DISCLOSURE SCHEDULE



         The Disclosure Schedule shall include the following Sections1:

3.02     Organization and Qualification of the Company
3.04     Subsidiaries
3.06     No Conflict
3.07     Government Consents and Approvals
3.08     Reference Balance Sheet
3.09     No Undisclosed Liabilities
3.10     Receivables
3.11     Acquired Assets
3.11     Sales and Purchase Order Backlog
3.13 Conduct in the Ordinary Course; Absence of Certain Changes, Events and Conditions
3.14     Litigation
3.15     Certain Interests
3.16     Compliance with Laws
3.17     Environmental and Other Permits and Licenses; Related Matters
3.18     Material Contracts
3.19     Intellectual Property Rights
3.21     Employee Benefit Matters
3.22     Labor Matters
3.23     Taxes
3.24     Insurance
3.25     Accounts; Lockboxes; Safe Deposit Boxes; Powers of Attorney
5.01     Conduct of Business Prior to the Closing
5.07     Use of Intellectual Property

------------------------
  1 Notwithstanding any other provisions of this Agreement (including the Disclosure Schedule), information disclosed in one section or subsection of the Disclosure Schedule will be deemed disclosed for purposes of such section or subsection only, unless a specific cross-reference to another section or subsection is made.

                                TABLE OF CONTENTS

Section                                                                     Page

                                    ARTICLE I

DEFINITIONS.................................................................-1-

1.01. Certain Defined Terms.................................................-1-

                                   ARTICLE II

                                PURCHASE AND SALE

2.01.    Purchase and Sale of the Shares....................................-8-
2.02.    Purchase Price.....................................................-9-
2.03.    Closing............................................................-9-
2.04.    Closing Deliveries by the Seller...................................-9-
2.05.    Closing Deliveries by the Purchaser................................-9-

                                   ARTICLE III

          REPRESENTATIONS AND WARRANTIES OF THE SELLER AND THE PARENT

3.01.    Organization, Authority and Qualification of the Seller............-9-
3.02.    Organization, Authority and Qualification of the Company..........-10-
3.03.    Capital Stock of the Company; Ownership of the Shares.............-10-
3.04.    Subsidiaries......................................................-11-
3.05.    Corporate Books and Records.......................................-11-
3.06.    No Conflict.......................................................-11-
3.07.    Governmental Consents and Approvals...............................-12-
3.08.    Financial Information, Books and Records,
         Projections and Operating Data....................................-12-
3.09.    No Undisclosed Liabilities........................................-13-
3.10.    Receivables.......................................................-13-
3.11.    Acquired Assets...................................................-13-
3.12.    Sales and Purchase Order Backlog..................................-13-
3.13.    Conduct in the Ordinary Course;
         Absence of Certain Changes, Events and Conditions.................-13-
3.14.    Litigation........................................................-16-
3.15.    Certain Interests.................................................-17-
3.16.    Compliance with Laws..............................................-17-
3.17.    Environmental Matters.............................................-18-
3.18.    Material Contracts................................................-19-
3.19.    Intellectual Property.............................................-20-
3.20.    Real Property.....................................................-20-

3.21.    Employee Benefit Matters..........................................-20-
3.22.    Labor Matters.....................................................-23-
3.23.    Taxes.............................................................-24-
3.24.    Insurance.........................................................-26-
3.25.    Accounts; Lockboxes; Safe Deposit Boxes; Powers of Attorney.......-27-
3.26.    Brokers...........................................................-28-

                                   ARTICLE IV

                 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

4.01.    Organization and Authority of the Purchaser.......................-28-
4.02.    No Conflict.......................................................-28-
4.03.    Governmental Consents and Approvals...............................-28-
4.04.    Investment Purpose................................................-29-
4.05.    Litigation........................................................-29-
4.06.    Brokers...........................................................-29-

                                    ARTICLE V

                              ADDITIONAL AGREEMENTS

5.01.    Conduct of Business Prior to the Closing..........................-29-
5.02.    Access to Information.............................................-30-
5.03.    Confidentiality...................................................-31-
5.04.    Regulatory and Other Authorizations; Notices and Consents.........-31-
5.05.    Notice of Developments............................................-32-
5.06.    No Solicitation or Negotiation....................................-33-
5.07.    Use of Intellectual Property......................................-33-
5.08.    Non-Competition...................................................-33-
5.09.    Release of Indemnity Obligations..................................-35-
5.10.    Further Action....................................................-35-
5.11.    Transfer of Business..............................................-35-
5.12.    Unaudited Financial Statements....................................-35-

                                   ARTICLE VI

                                EMPLOYEE MATTERS

6.01.    Transferred Employees.............................................-36-
6.02.    Non-Transferred Employees.........................................-36-
6.03.    WARN Act Information..............................................-37-

                                   ARTICLE VII

                                   TAX MATTERS

7.01.    Indemnity.........................................................-37-
7.02.    Returns and Payments..............................................-38-
7.03.    Refunds...........................................................-38-
7.04.    Contests..........................................................-39-
7.05.    Time of Payment...................................................-40-
7.06.    Cooperation and Exchange of Information...........................-40-
7.07.    Conveyance Taxes..................................................-41-
7.08.    Section 338(h)(10) Election.......................................-41-
7.09.    Miscellaneous.....................................................-41-

                                  ARTICLE VIII

                              CONDITIONS TO CLOSING

8.01.    Conditions to Obligations of the Seller and the Parent............-42-
8.02.    Conditions to Obligations of the Purchaser........................-43-

                                   ARTICLE IX

                                 INDEMNIFICATION

9.01.    Survival of Representations and Warranties........................-45-
9.02.    Indemnification by the Seller and the Parent......................-45-
9.03.    Limits on Indemnification.........................................-47-
9.04.    Tax Matters.......................................................-47-

                                    ARTICLE X

                             TERMINATION AND WAIVER

10.01.   Termination.......................................................-48-
10.02.   Effect of Termination.............................................-48-
10.03.   Waiver............................................................-49-

                                   ARTICLE XI

                               GENERAL PROVISIONS

11.01.   Expenses..........................................................-49-
11.02.   Notices...........................................................-49-
11.03.   Public Announcements..............................................-50-
11.04.   Headings..........................................................-51-
11.05.   Severability......................................................-51-
11.06.   Entire Agreement..................................................-51-
11.07.   Assignment........................................................-51-

11.08.   No Third Party Beneficiaries......................................-51-
11.09.   Amendment.........................................................-51-
11.10.   Governing Law.....................................................-51-
11.11.   Counterparts......................................................-52-
11.12.   Specific Performance..............................................-52-

EXHIBIT 8.02(f)

         FORM OF OPINION OF THE SELLER'S AND THE PARENT'S COUNSEL..........-54-

         STOCK PURCHASE AGREEMENT, dated as of November 20, 1997, by and among AIL SYSTEMS INC., a Delaware corporation (the "Purchaser"), UNITED CAPITAL CORP., a Delaware corporation the "Parent"), and METEX CORPORATION, a Delaware corporation and wholly-owned, direct subsidiary of the Parent (the "Seller").


                              W I T N E S S E T H:

         WHEREAS, the Seller owns all the issued and outstanding shares (the "Shares") of common stock, $0.10 par value per share (the "Common Stock"), of DORNE & MARGOLIN, INC., a Delaware corporation (the "Company"); and

         WHEREAS, the Seller wishes to sell to the Purchaser, and the Purchaser wishes to purchase from the Seller, the Shares, upon the terms and subject to the conditions set forth herein;

         NOW, THEREFORE, in consideration of the premises and the mutual agreements and covenants hereinafter set forth, the Purchaser, the Parent and the Seller hereby agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

         SECTION 1.01. Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

               "Acquisition  Documents"  has the  meaning  specified  in Section
9.01.

               "Action" means any claim, action, suit, arbitration, inquiry, proceeding or investigation by or before any Governmental Authority.

               "Affiliate" means, with respect to any specified Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person.

               "Agreement" or "this Agreement" means this Stock Purchase Agreement, dated as of November 20, 1997, between the Seller and the Purchaser (including the Exhibits hereto and the Disclosure Schedule) and all amendments hereto made in accordance with the provisions of Section 11.09.

               "Assets" means all the properties and assets, including, without limitation, the Owned Intellectual Property, the Licensed Intellectual Property, and the Tangible Personal Property, used or intended to be used in the conduct of the Business or otherwise owned, leased or used by the Company or any Subsidiary and the benefits of all contracts, agreements and other arrangements used or intended to be used by the Company or any Subsidiary or in or relating to the conduct of the Business

               "Business" means the business of designing, developing and manufacturing antennas and all other business which within three years prior to the date hereof has been conducted by the Company and the Subsidiaries.

               "Business Day" means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by law to be closed in The City of New York.

               "Closing" has the meaning specified in Section 2.03.

               "Closing Date" has the meaning specified in Section 2.03.

               "Code" means the Internal Revenue Code of 1986, as amended through the date hereof.

               "Common Stock" has the meaning specified in the recitals to this Agreement.

               "Company" has the meaning specified in the recitals to this Agreement.

               "Confidentiality Agreement" means the letter agreement dated as of April 9, 1997 between the Seller and the Purchaser.

               "control"  (including the terms "controlled by" and "under common control with"), with respect to the relationship between or among two or more Persons, means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the affairs or management of a Person, whether through the ownership of voting securities, as trustee or executor, by contract or otherwise, including, without limitation, the ownership, directly or indirectly, of securities having the power to elect a majority of the board of directors or similar body governing the affairs of such Person.

               "Disclosure Schedule" means the Disclosure Schedule attached hereto, dated as of the date hereof, and forming a part of this Agreement.

               "Encumbrance" means any security interest, pledge, mortgage, lien (including, without limitation, environmental and tax liens), charge, encumbrance, adverse claim, preferential arrangement or restriction of any kind, including, without limitation, any restriction on the use, voting, transfer, receipt of income or other exercise of any attributes of ownership.

               "Environment" means surface waters, groundwaters, surface water sediment, soil, subsurface strata and ambient air.

               "Environmental Claims" means any and all actions, suits, demands, demand letters, claims, liens, notices of non-compliance or violation, notices of liability or potential liability, investigations, proceedings, consent orders or consent agreements relating in any way to any Environmental Law, any Environmental Permit or any Hazardous Material or arising from any alleged injury or threat of injury to health, safety or the Environment.

               "Environmental Law" means any Law, now or hereafter in effect and as amended, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to pollution or protection of the Environment, health or safety or to the use, handling, transportation, treatment, storage, disposal, release or discharge of Hazardous Materials.

               "Environmental Permit" means any permit, approval, identification number, license or other authorization required to operate the Business or the Real Property under any applicable Environmental Law.

               "ERISA" has the meaning specified in Section 3.21(a).

               "Financial Statements" has the meaning specified in Section 3.08(a).

               "Governmental Authority" means any United States federal, state or local or any foreign government, governmental, regulatory or administrative authority, agency or commission or any court, tribunal, or judicial or arbitral body.

               "Governmental Order" means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.

               "Hazardous Materials" means (a) petroleum and petroleum products, by-products or breakdown products, radioactive materials, asbestos-containing materials and polychlorinated biphenyls, and (b) any other chemicals, materials or substances regulated as toxic or hazardous or as a pollutant, contaminant or waste under any applicable Environmental Law.

               "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

               "Indebtedness" means, with respect to any Person, (a) all indebtedness of such Person, whether or not contingent, for borrowed money, (b) all obligations of such Person for the deferred purchase price of property or services, (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all obligations of such Person as lessee under leases that have been or should be, in accordance with U.S. GAAP, recorded as capital leases, (f) all obligations, contingent or otherwise, of such Person under acceptance, letter of credit or similar facilities, (g) all obligations of such Person to purchase, redeem, retire, decrease or otherwise acquire for value any capital stock of such Person or any warrants, rights or options to acquire such capital stock, valued, in the case of redeemable preferred stock, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends, (h) all Indebtedness of others referred to in clauses (a) through (f) above guaranteed directly or indirectly in any manner by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement (i) to pay or purchase such Indebtedness or to advance or supply funds for the payment or purchase of such Indebtedness, (ii) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Indebtedness or to assure the holder of such Indebtedness against loss, (iii) to supply funds to or in any other manner invest in the debtor (including any agreement to pay for property or services irrespective of whether such property is received or such services are rendered) or (iv) otherwise to assure a creditor against loss, and (i) all Indebtedness referred to in clauses (a) through (f) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Encumbrance on property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness.

               "Indemnified Party" has the meaning specified in Section 9.02(a).

               "Intellectual Property" means (a) inventions, whether or not patentable, whether or not reduced to practice, and whether or not yet made the subject of a pending patent application or applications, (b) ideas and conceptions of potentially patentable subject matter, including, without limitation, any patent disclosures, whether or not reduced to practice and whether or not yet made the subject of a pending patent application or applications, (c) national (including the United States) and multinational statutory invention registrations, patents, patent registrations and patent applications (including all reissues, divisions, continuations, continuations-in-part, extensions and reexaminations) and all rights therein provided by international treaties or conventions and all improvements to the inventions disclosed in each such registration, patent or application, (d) trademarks, service marks, trade dress, logos, trade names and corporate names, whether or not registered, including all common law rights, and registrations and applications for registration thereof, including, but not limited to, all marks registered in the United States Patent and Trademark Office, the Trademark Offices of the States and Territories of the United States of America, and the Trademark Offices of other nations throughout the world, and all rights therein provided by international treaties or conventions, (e) copyrights (registered or otherwise) and registrations and applications for registration thereof, and all rights therein provided by international treaties or conventions, (f) moral rights (including, without limitation, rights of paternity and integrity), and waivers of such rights by others, (g) computer software, including, without limitation, source code, operating systems and specifications, data, data bases, files, documentation and other materials related thereto, data and documentation, (h) trade secrets and confidential, technical and business information (including ideas, formulas, compositions, inventions, and conceptions of inventions whether patentable or unpatentable and whether or not reduced to practice), (i) whether or not confidential, technology (including know-how and show-how), manufacturing and production processes and techniques, research and development information, drawings, specifications, designs, plans, proposals, technical data, copyrightable works, financial, marketing and business data, pricing and cost information, business and marketing plans and customer and supplier lists and information, (j) copies and tangible embodiments of all the foregoing, in whatever form or medium, (k) all rights to obtain and rights to apply for patents, and to register trademarks and copyrights, and (1) all rights to sue or recover and retain damages and costs and attorneys' fees for present and past infringement of any of the foregoing.

               "Inventories" means all inventory, merchandise, finished goods, and raw materials, packaging, supplies and other personal property related to the Business maintained, held or stored by or for the Company or any Subsidiary on the date of this Agreement or the Closing Date and any prepaid deposits for any of the same.

               "IRS" means the Internal Revenue Service of the United States.

               "Leased Real Property" means the real property leased by the Company or any Subsidiary, as tenant, together with, to the extent leased by the Company or any Subsidiary, all buildings and other structures, facilities or improvements currently or hereafter located thereon, all fixtures, systems, equipment and items of personal property of the Company or any Subsidiary attached or appurtenant thereto, and all easements, licenses, rights and appurtenances relating to the foregoing.

               "Law" means any federal, state, local or foreign statute, law, ordinance, regulation, rule, code, order, other requirement or rule of law.

               "Liabilities" means any and all debts, liabilities and obligations, whether accrued or fixed, absolute or contingent, matured or unmatured or determined or determinable, including, without limitation, those arising under any Law (including, without limitation, any Environmental Law), Action or Governmental Order and those arising under any contract, agreement, arrangement, commitment or undertaking.

               "Licensed Intellectual Property" means all Intellectual Property licensed or sublicensed to the Company or any Subsidiary from a third party.

               "Loss" has the meaning specified in Section 9.02.

               "Material Adverse Effect" means any circumstance, change in, or effect on the Business, the Company or any Subsidiary that, individually or in the aggregate with any other circumstances, changes in, or effects on, the Business, the Company or any Subsidiary: (a) is, or could be, materially adverse to the business, operations, assets or Liabilities, employee relationships, customer or supplier relationships, prospects, results of operations or the condition (financial or otherwise) of the Company or any Subsidiary or (b) could materially and adversely affect the ability of the Purchaser, the Company or any Subsidiary to operate or conduct the Business in the manner in which it is currently operated or conducted by the Seller, the Company and the Subsidiaries.

               "Material   Contracts"  has  the  meaning  specified  in  Section
3.18(a).

               "Multiemployer   Plan"  has  the  meaning  specified  in  Section
3.21(b).

               "Multiple Employer Plan" has the meaning specified in Section 3.21(b).

               "Non-Transferred Employees" means all the employees of the Company and the Subsidiaries as of the date of this Agreement (including those employees on vacation, leave of absence, sick leave, layoff (whether or not such employees return to active employment with the Seller or any Affiliate), or disability (work-related or otherwise)) other than the Transferred Employees.

               "Owned Intellectual Property" means all Intellectual Property in and to which the Company or any Subsidiary holds, or has a right to hold, right, title and interest.

               "Owned Real Property" means the real property owned by the Company or any Subsidiary, together with all buildings and other structures, facilities or improvements currently or hereafter located thereon, all fixtures, systems, equipment and items of personal property of the Company or any Subsidiary attached or appurtenant thereto and all easements, licenses, rights and appurtenances relating to the foregoing.

               "Parent" has the meaning specified in the recitals hereto.

               "Permitted Encumbrances" means such of the following as to which no enforcement, collection, execution, levy or foreclosure proceeding shall have been commenced: (a) liens for taxes, assessments and governmental charges or levies not yet due and payable accrued on the Reference Balance Sheet or incurred since the date thereof in the ordinary course of business consistent with past practice; (b) Encumbrances imposed by law, such as materialmen's, mechanics', carriers', workmen's and repairmen's liens and other similar liens arising in the ordinary course of business securing obligations that (i) are not overdue for a period of more than 30 days and (ii) are not in excess of $5,000 in the case of a single property or $50,000 in the aggregate at any time; (c) pledges or deposits to secure obligations under workers' compensation laws or similar legislation or to secure public or statutory obligations; and (d) minor survey exceptions, reciprocal easement agreements and other customary encumbrances on title to real property that (i) were not incurred in connection with any Indebtedness, (ii) do not render title to the property encumbered thereby unmarketable and (iii) do not, individually or in the aggregate, materially adversely affect the value or use of such property for its current and anticipated purposes.

               "Person" means any individual, partnership, firm, corporation, association, trust, unincorporated organization or other entity, as well as any syndicate or group that would be deemed to be a person under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended.

               "Plans" has the meaning specified in Section 3.21(a).

               "Purchase Price" has the meaning specified in Section 2.02.

               "Purchase Price Bank Account" means a bank account in the United States to be designated by the Seller in a written notice to the Purchaser at least five Business Days before the Closing.

               "Purchaser" has the meaning specified in the recitals to this Agreement.

               "Real Property" means the Leased Real Property and the Owned Real Property.

               "Receivables" means any and all accounts receivable, notes and other amounts receivable by the Company or any Subsidiary from third parties, including, without limitation, customers, arising from the conduct of the Business or otherwise before the Closing Date, whether or not in the ordinary course, together with all unpaid financing charges accrued thereon.

               "Reference Balance Sheet" means the consolidated balance sheet of the Company, dated as of September 30, 1997, a copy of which is set forth in
Section 3.08(a) of the Disclosure Schedule.

               "Reference Balance Sheet Date" means September 30, 1997.

               "Regulations" means the Treasury Regulations (including Temporary Regulations) promulgated by the United States Department of Treasury with respect to the Code or other federal tax statutes.

               "Release" means disposing, discharging, injecting, spilling, leaking, leaching, dumping, emitting, escaping, emptying, seeping, placing and the like into or upon any land or water or air or otherwise entering into the Environment.

               "Remedial   Action"   means   any   investigation,    assessment,
monitoring, treatment, excavation, removal, remediation or cleanup of Hazardous Materials in the Environment.

               "Restricted Period" has the meaning specified in Section 5.10.

               "Returns" has the meaning specified in Section 7.02.

               "Seller" has the meaning specified in the recitals to this Agreement.

               "Seller's Knowledge" means the actual knowledge of the officers of the Seller or the Parent.

               "Subsidiaries" means any and all corporations, partnerships, joint ventures, associations and other entities controlled by the Company directly or indirectly through one or more intermediaries.

                                       -7

               "Tangible Personal Property" means each item or distinct group of machinery, equipment, tools, supplies, furniture, fixtures, personalty, vehicles, rolling stock and other tangible personal property used in the Business or owned or leased by the Company or any Subsidiary.

               "Tax" or "Taxes" means any and all taxes, fees, levies, duties, tariffs, imposts, and other charges of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any Governmental Authority or taxing authority, including, without limitation: taxes or other charges on or with respect to income, franchise, alternative minimum, estimated, windfall or other profits, gross receipts, real property, personal property sales, use, capital stock, payroll, employment, social security, workers' compensation, unemployment compensation, or net worth; taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, value added, or gains taxes; license, registration and documentation fees; and customs duties, tariffs, and similar charges.

               "Third  Party  Claims"  has  the  meaning  specified  in  Section
9.02(b).

               "Transferred Employees" means all "touch" or production employees of the Company and the Subsidiaries and other employees of the Company and the Subsidiaries deemed by Purchaser necessary to the continued operation of the Business and others, all as set forth in a writing to be delivered to the Seller at least 5 days prior to Closing. The Transferred Employees shall, in the aggregate, number not less than two-thirds of the sum of the numbers of Transferred Employees and Non-Transferred Employees employed by the Company and the Subsidiaries, whether in the aggregate or at any single site of employment to which 50 or more employees are assigned, as of the Closing Date.

               "U.S. GAAP" means United States generally accepted accounting principles and practices as in effect from time to time and applied consistently throughout the periods involved.

               "Vendors" means any and all vendors who are unaffiliated with the Seller or the Company and who supply raw materials, components, spare parts, supplies, goods, merchandise or services to the Company or any Subsidiary.

               "WARN Act" means the Worker Adjustment and Retraining Act of 1988, as amended, and the rules and regulations promulgated thereunder.


                                   ARTICLE II

                                PURCHASE AND SALE

         SECTION 2.01. Purchase and Sale of the Shares. Upon the terms and subject to the conditions of this Agreement, at the Closing, the Seller shall sell to the Purchaser, and the Purchaser shall purchase from the Seller, the Shares.

         SECTION 2.02. Purchase Price. The aggregate purchase price for the Shares shall be $16,000,000 (the "Purchase Price"), all of which will be paid by the Purchaser to the Seller in immediately available funds at the Closing.

                  SECTION 2.03. Closing. Upon the terms and subject to the conditions of this Agreement, the sale and purchase of the Shares contemplated by this Agreement shall take place at a closing (the "Closing") to be held at the offices of Reid & Priest LLP, 40 W. 57th Street, New York, New York 10019 at 10:00 A.M. New York time on the fifth Business Day following the later to occur of (A) expiration or termination of all applicable waiting periods under the HSR Act and (B) satisfaction or waiver of all other conditions to the obligations of the parties set forth in Article VIII, or at such other place or at such other time or on such other date as the Seller, the Parent and the Purchaser may mutually agree upon in writing (the day on which the Closing takes place being the "Closing Date").

         SECTION 2.04. Closing Deliveries by the Seller. At the Closing, the Seller shall deliver or cause to be delivered to the Purchaser:

               (a) stock certificates evidencing the Shares duly endorsed in blank, or accompanied by stock powers duly executed in blank, in form satisfactory to the Purchaser and with all required stock transfer tax stamps affixed;

               (b) a receipt for the Purchase Price; and

               (c) the opinions, certificates and other documents required to be delivered pursuant to Section 8.02.

         SECTION 2.05. Closing Deliveries by the Purchaser. (a) At the Closing, the Purchaser shall deliver to the Seller:

               (i) the Purchase Price by wire transfer in immediately available funds to the Purchase Price Bank Account; and

               (ii)  the  certificates  and  other  documents   required  to  be
delivered pursuant to Section 8.01.


                                   ARTICLE III

           REPRESENTATIONS AND WARRANTIES OF THE SELLER AND THE PARENT

         As an inducement to the Purchaser to enter into this Agreement, the Seller and the Parent each hereby jointly and severally represents and warrants to the Purchaser as follows:

         SECTION 3.01. Organization, Authority and Qualification of the Seller and the Parent. Each of the Seller and the Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all necessary power and authority to enter into this Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. No failure on the part of the Seller or the Parent to be duly licensed or qualified to do business, and be in good standing in all jurisdictions in which it is required to be so licensed, qualified and in good standing will adversely affect
(i) the ability of the Seller or the Parent to carry out its obligations under, and to consummate the transactions contemplated by, this Agreement and (ii) the ability of the Company and the Subsidiaries to conduct the Business. The execution and delivery of this Agreement by the Seller and the Parent, the performance by the Seller and the Parent of its obligations hereunder and the consummation by the Seller and the Parent of the transactions contemplated hereby have been duly authorized by all requisite action on the part of the Seller and the Parent. This Agreement has been duly executed and delivered by the Seller and the Parent, and (assuming due authorization, execution and delivery by the Purchaser) this Agreement constitutes the legal, valid and binding obligation of the Seller and the Parent enforceable against the Seller in accordance with its terms.

         SECTION 3.02. Organization, Authority and Qualification of the Company. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all necessary power and authority to own, operate or lease the properties and assets now owned, operated or leased by it and to carry on the Business as it has been and is currently conducted. The Company is duly licensed or qualified to do business and is in good standing in each jurisdiction in which to Seller's knowledge the properties owned or leased by it or the operation of its business makes such licensing or qualification necessary or desirable except to the extent that the failure to be so licensed or qualified would not adversely affect the ability of the Company to conduct the Business and all such jurisdictions are set forth in Section 3.02 of the Disclosure Schedule. To the Seller's knowledge all corporate actions taken by the Company have been duly authorized, and the Company has not taken any action that in any respect conflicts with, constitutes a default under or results in a violation of any provision of its Certificate of Incorporation or By-laws. True and correct copies of the Certificate of Incorporation and By-laws of the Company, each as in effect on the date hereof, have been delivered by the Seller to the Purchaser.

         SECTION 3.03. Capital Stock of the Company; Ownership of the Shares.

               (a) The authorized capital stock of the Company consists of 10,000 shares of Common Stock. As of the date hereof, 1,000 shares of Common Stock are issued and outstanding, all of which are validly issued, fully paid and nonassessable. None of the issued and outstanding shares of Common Stock was issued in violation of any preemptive rights. There are no options, warrants, convertible securities or other rights, agreements, arrangements or commitments of any character relating to the capital stock of the Company or obligating the Seller or the Company to issue or sell any shares of capital stock of, or any other interest in, the Company. There are no outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any shares of Common Stock or to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any other Person. The Shares constitute all the issued and outstanding capital stock of the Company and are owned of record and beneficially solely by the Seller free and clear of all Encumbrances. Upon consummation of the transactions contemplated by this Agreement and registration of the Shares in the name of the Purchaser in the stock records of the Company, the Purchaser, assuming it shall have purchased the Shares for value in good faith and without notice of any adverse claim, will own all the issued and outstanding capital stock of the Company free and clear of all Encumbrances (except those if any which may be imposed as a result of Purchaser's ownership thereof). Upon consummation of the transactions contemplated by this Agreement, the Shares will be fully paid and nonassessable. There are no voting trusts, stockholder agreements, proxies or other agreements or understandings in effect with respect to the voting or transfer of any of the Shares.

               (b) The stock register of the Company accurately records: (i) the name and address of each Person owning shares of capital stock of the Company and (ii) the certificate number of each certificate evidencing shares of capital stock issued by the Company, the number of shares evidenced by each such certificate, the date of issuance thereof and, in the case of cancellation, the date of cancellation.

         SECTION 3.04. Subsidiaries.

               (a) Section 3.04(a) of the Disclosure Schedule sets forth a true and complete list of all Subsidiaries, listing for each Subsidiary its name, type of entity, the jurisdiction and date of its incorporation or organization. None of the Subsidiaries is active or has any material assets or liabilities. The Company is not subject to any claims or liability as a result of its ownership of the Subsidiaries.

               (b) Other than the Subsidiaries, there are no other corporations, partnerships, joint ventures, associations or other entities in which the Company owns, of record or beneficially, any direct or indirect equity or other interest or any right (contingent or otherwise) to acquire the same. Other than the Subsidiaries, the Company is not a member of (nor is any part of the Business conducted through) any partnership. Except as set forth in Section 3.04(b) of the Disclosure Schedule, the Company is not a participant in any joint venture or similar arrangement.

         SECTION  3.05.  Corporate  Books and  Records.  The minute books of the
Company contain accurate records of all meetings and accurately reflect all other actions taken by the stockholders, Boards of Directors and all committees of the Boards of Directors of the Company and the Subsidiaries. Complete and accurate copies of all such minute books and of the stock register of the Company have been provided by the Seller to the Purchaser.

         SECTION 3.06. No Conflict. Assuming that all consents, approvals, authorizations and other actions described in Section 3.07 have been obtained and all filings and notifications listed in Section 3.07 of the Disclosure Schedule have been made, the execution, delivery and performance of this Agreement by the Seller and the Parent, respectively, does not and will not (a) violate, conflict with or result in the breach of any provision of the charter or by-laws (or similar organizational documents) of the Seller and the Parent, the Company or any Subsidiary, (b) conflict with or violate (or cause an event which could have a Material Adverse Effect as a result of) any Law or Governmental Order applicable to the Seller and the Parent, or the Company, any Subsidiary or any of their respective assets, properties or businesses, including, without limitation, the Business, or (c) except as set forth in Section 3.06(c) of the Disclosure Schedule, conflict with, result in any breach of, constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, require any consent under, or give to others any rights of termination, amendment, acceleration, suspension, revocation or cancellation of, or result in the creation of any Encumbrance on any of the Shares or on any of the assets or properties of the Seller, the Company or any Subsidiary pursuant to, any note, bond, mortgage or indenture, contract, agreement, lease, sublease, license, permit, franchise or other instrument or arrangement to which the Seller or the Parent, the Company or any Subsidiary is a party or by which any of the Shares or any of such assets or properties is bound or affected, except for such conflicts, breaches or defaults described in Section 3.06(c) as would not (with respect to the Company or any Subsidiary only) have a Material Adverse Effect.

         SECTION 3.07. Governmental Consents and Approvals. The execution, delivery and performance of this Agreement by the Seller and the Parent do not and will not require any consent, approval, authorization or other order of, action by, filing with or notification to any Governmental Authority, except (a) as described in Section 3.07 of the Disclosure Schedule, and (b) the notification requirements of the HSR Act.

         SECTION 3.08. Financial Information, Books and Records, Projections and Operating Data.

               (a) True and complete copies of (i) the unaudited consolidated balance sheet of the Company as of December 31, 1996 and the consolidated statements of income of the Company for the years ended December 31, 1996 and 1995, (collectively referred to herein as the "Financial Statements") and (ii) the unaudited consolidated balance sheet of the Company as of September 30, 1997, and the related consolidated statement of income for the nine months ended September 30, 1997 (collectively referred to herein as the "Interim Financial Statements") have been delivered by the Seller to the Purchaser. The Financial Statements, the Interim Financial Statements and the Reference Balance Sheet (i) were prepared in accordance with the books of account and other financial records of the Company, (ii) present fairly the consolidated financial condition and results of operations of the Company and the Subsidiaries as of the dates thereof or for the periods covered thereby, (iii) have been prepared in accordance with U.S. GAAP applied on a basis consistent with the past practices of the Seller, the Parent and the Company and (iv) include all adjustments (consisting only of normal recurring accruals) that are necessary for a fair presentation of the consolidated financial condition of the Company and the
Subsidiaries  and  the  results  of  the  operations  of  the  Company  and  the
Subsidiaries as of the dates thereof or for the periods covered thereby; provided, however, that the Financial Statements and Interim Financial Statements and the Reference Balance Sheet do not contain notes and schedules and the Interim Financial Statements are subject to normal year-end adjustments consistent with past practice.

               (b) The books of account and other financial records of the Company and the Subsidiaries: (i) fairly reflect all items of income and expense and all assets and Liabilities required to be reflected therein in accordance with U.S. GAAP applied on a basis consistent with the past practices of the Company and the Subsidiaries, respectively, (ii) are in all material respects complete and correct, and do not contain or reflect any material inaccuracies or discrepancies and (iii) have been maintained in accordance with good business and accounting practices.

               (c) No representations are being made or are to be implied with respect to any financial projections regarding the Company.

         SECTION 3.09. No Undisclosed Liabilities. There are no Liabilities of the Company or any Subsidiary in excess of $100,000 in the aggregate which, in accordance with U.S. GAAP would be required to be disclosed on a balance sheet, other than Liabilities (i) reflected or reserved against on the Reference Balance Sheet, or (ii) disclosed in Section 3.09 of the Disclosure Schedule or incurred since the Reference Balance Sheet Date in the ordinary course of business consistent with past practice. Reserves are reflected on the Reference Balance Sheet against all Liabilities of the Company and the Subsidiaries in amounts that have been established on a basis consistent with the past practices of the Company and the Subsidiaries and in accordance with U.S. GAAP.

         SECTION 3.10. Receivables. Section 3.10 of the Disclosure Schedule sets forth an aged list of the Receivables of the Company and the Subsidiaries as of a current date. Except to the extent, if any, reserved for on the Reference Balance Sheet, all Receivables reflected on the Reference Balance Sheet arose from, and the Receivables existing on the Closing Date will have arisen from, the sale of Inventory or services to Persons not affiliated with the Seller, the Company or any Subsidiary and in the ordinary course of the Business consistent with past practice and to Seller's knowledge, except as reserved against on the Reference Balance Sheet, constitute or will constitute, as the case may be, only valid, undisputed claims of the Company or a Subsidiary not subject to valid claims of set-off or other defenses or counterclaims other than normal cash discounts accrued in the ordinary course of the Business consistent with past practice. Neither the Seller nor the Parent is aware of reasons why the Receivables reflected on the Reference Balance Sheet or arising from the date thereof until the Closing (subject to the reserve for bad debts, if any, reflected on the Reference Balance Sheet) are not or will not be good and collectible, without resort to litigation or extraordinary collection activity, except as set forth on Section 3.10 of the Disclosure Schedule.

         SECTION 3.11. Acquired Assets. Except as disclosed in Section 3.11 of the Disclosure Schedule, each asset of the Company and the Subsidiaries (including, without limitation, the benefit of any licenses, leases or other agreements or arrangements) acquired since the Reference Balance Sheet Date has been acquired for consideration not less than or substantially more than the fair market value of such asset at the date of such acquisition.

         SECTION 3.12. Sales and Purchase Order Backlog. Section 3.12(a) of the Disclosure Schedule lists all sales orders which have been accepted by the Company or any Subsidiary, and which were open as of October 1, 1997.

         SECTION 3.13. Conduct in the Ordinary Course; Absence of Certain Changes, Events and Conditions. Since the Reference Balance Sheet Date, except as disclosed in Section 3.13 of the Disclosure Schedule, to Seller's knowledge, the business of the Company and the Subsidiaries has been conducted in the ordinary course and consistent with past practice. As amplification and not limitation of the foregoing, except as disclosed in Section 3.13 of the Disclosure Schedule, since the Reference Balance Sheet Date, neither the Company nor any Subsidiary has:

               (i) permitted or allowed any of the assets or properties (whether tangible or intangible) of the Company or any Subsidiary to be subjected to any Encumbrance, other than Permitted Encumbrances;

               (ii) except in the ordinary course of business consistent with past practice, discharged or otherwise obtained the release of any Encumbrance or paid or otherwise discharged any Liability, other than current liabilities reflected on the Reference Balance Sheet and current liabilities incurred in the ordinary course of business consistent with past practice since the Reference Balance Sheet Date;

               (iii) made any loan to, guaranteed any Indebtedness of or otherwise incurred any Indebtedness on behalf of any Person;

               (iv) failed to pay any creditor any material amount owed to such creditor when due;

               (v) redeemed any of the capital stock or declared, made or paid any dividends or distributions (whether in cash, securities or other property) to the holders of capital stock of the Company or any Subsidiary or otherwise, other than (A) dividends, distributions and redemptions declared, made or paid by any Subsidiary solely to the Company or (B) dividends and distributions through the cancellation of not more than $18,500,000 of indebtedness owed by such holders to the Company;

               (vi) made any material changes in the customary methods of operations of the Company or any Subsidiary, including, without limitation, practices and policies relating to manufacturing, purchasing, Inventories, marketing, selling and pricing;

               (vii) merged with, entered into a consolidation with or acquired an interest of 1% or more in any Person or acquired a substantial portion of the assets or business of any Person or any division or line of business thereof, or otherwise acquired any material assets other than in the ordinary course of business consistent with past practice;

               (viii) made any capital expenditure or commitment for any capital expenditure in excess of $50,000 individually or $100,000 in the aggregate;

               (ix) issued any sales orders or otherwise agreed to make any purchases involving exchanges in value in excess of $500,000 individually or $6,000,000 in the aggregate;

               (x) sold, transferred, leased, subleased, licensed or otherwise disposed of any properties or assets, real, personal or mixed (including, without limitation, leasehold interests and intangible assets), other than the sale of Inventories in the ordinary course of business consistent with past practice;

               (xi) issued or sold any capital stock, notes, bonds or other securities, or any option, warrant or other right to acquire, exchange for or convert into the same, of, or any other interest in, the Company or any Subsidiary;

               (xii) entered into or modified any agreement, arrangement or transaction with any of its directors, officers, employees or shareholders (or with any relative, beneficiary, spouse or Affiliate of such Person);

               (xiii) (A) except in the ordinary course of business consistent with past practice granted any increase, or announced any increase, in the wages, salaries, compensation, bonuses, incentives, pension or other benefits payable by the Company or any Subsidiary to any of its employees, including, without limitation, any increase or change pursuant to any Plan or (B) established or increased or promised to increase any benefits under any Plan, in either case except as required by Law or any collective bargaining agreement, or involving ordinary increases consistent with the past practices of the Company or such Subsidiary;

               (xiv) written down or written up (or failed to write down or write up in accordance with U.S. GAAP consistent with past practice) the value of any Inventories or receivables or revalued any assets of the Company or any Subsidiary other than in the ordinary course of business consistent with past practice and in accordance with U.S. GAAP;

               (xv) amended, terminated, cancelled or compromised any material claims of the Company or any Subsidiary or waived any other rights of substantial value to the Company or any Subsidiary;

               (xvi) made any change in any method of accounting or accounting practice or policy used by the Company or any Subsidiary, other than such changes required by U.S. GAAP or disclosed in Section 3.13 of the Disclosure Schedule;

               (xvii) failed substantially to maintain the Assets in accordance with past practice and in reasonable operating condition and repair;

               (xviii) allowed any material Permit or Environmental Permit that was issued or relates to the Company or any Subsidiary or otherwise relates to any Asset to lapse or terminate or failed to renew any such Permit or Environmental Permit or any insurance policy that is scheduled to terminate or expire prior to the Closing Date;

               (xix) incurred any Indebtedness (exclusive of the Company's and any Subsidiary's guaranty of Indebtedness in connection with the revolving credit facility identified in Section 3.06(c) of the Disclosure Schedule, which guaranty will be released and terminated prior to Closing without cost to the Company or any Subsidiary), in excess of $50,000 individually or $150,000 in the aggregate;

               (xx) amended, modified or consented to the termination of any Material Contract or the Company's or any Subsidiary's rights thereunder;

               (xxi) amended or restated the Certificate of Incorporation or the By-laws (or other organizational documents) of the Company or any Subsidiary;

               (xxii) terminated, discontinued, closed or disposed of any plant, facility or other business operation, or laid off any employees (other than layoffs of less than 50 employees in any six-month period in the ordinary course of business consistent with past practice) or implemented any early retirement, separation or program providing early retirement window benefits within the meaning of Section 1.401(a)-4 of the Regulations or announced or planned any such action or program for the future;

               (xxiii) made any charitable contribution;

               (xxiv) disclosed any secret or confidential Intellectual Property (except by way of issuance of a patent) which is material or permitted to lapse or go abandoned any Intellectual Property which is material (or any registration or grant thereof or any application relating thereto) to which, or under which, the Company or any Subsidiary has any right, title, interest or license;

               (xxv)  made  any  express  or  deemed   election  or  settled  or
compromised any material liability, with respect to Taxes of the Company or any Subsidiary;

               (xxvi) suffered any casualty loss or damage with respect to any of the Assets which in the aggregate have a replacement cost of more than $50,000 whether or not such loss or damage shall have been covered by insurance;

               (xxvii) suffered any Material Adverse Effect or any change or event that with notice or the passage of time or both is reasonably likely to result in a Material Adverse Effect; or

               (xxviii) agreed, whether in writing or otherwise, to take any of the actions specified in this Section 3.13 or granted any options to purchase, rights of first refusal, rights of first offer or any other similar rights or commitments with respect to any of the actions specified in this Section 3.13, except as expressly contemplated by this Agreement.

         SECTION 3.14. Litigation. Except as set forth in Section 3.14 of the Disclosure Schedule (which, with respect to each Action disclosed therein, sets forth: the parties, nature of the proceeding, date and method commenced, amount of damages or other relief sought and, if applicable, paid or granted), there are no Actions by or against the Company or any

Subsidiary (or by or against the Seller, the Parent or any Affiliate thereof and relating to the Business, the Company or any Subsidiary), or affecting any of the Assets, pending before any Governmental Authority (or, to the Seller's knowledge, threatened to be brought by or before any Governmental Authority). None of the matters disclosed in Section 3.14 of the Disclosure Schedule has or has had a Material Adverse Effect or could affect the legality, validity or enforceability of this Agreement or the consummation of the transactions contemplated hereby. Except as set forth in Section 3.14 of the Disclosure Schedule, none of the Company, the Subsidiaries nor any of the Assets nor the Seller or the Parent is subject to any Governmental Order (nor, to the Seller's knowledge, are there any such Governmental Orders threatened to be imposed by any Governmental Authority) which has or has had a Material Adverse Effect.

         SECTION 3.15. Certain Interests.

               (a) Except as disclosed in Section 3.15(a) of the Disclosure Schedule, no officer or director of the Seller, the Parent, the Company or any Subsidiary and no relative or spouse (or relative of such spouse) who resides with, or is a dependent of, any such officer or director:

                    (i) has any direct or indirect financial interest in any competitor, supplier or customer of the Company or any Subsidiary, provided, however, that the ownership of securities representing no more than one percent of the outstanding voting power of any competitor, supplier or customer, and which are listed on any national securities exchange or traded actively in the national over-the-counter market, shall not be deemed to be a "financial interest" so long as the Person owning such securities has no other connection or relationship with such competitor, supplier or customer;

                    (ii) owns, directly or indirectly, in whole or in part, or has any other interest in any tangible or intangible property which the Company or any Subsidiary uses or has used in the conduct of the Business or otherwise; or

                    (iii) has outstanding any Indebtedness to the Company or any Subsidiary.

               (b) Except as disclosed in Section 3.15(b) of the Disclosure Schedule, no officer or director of the Company or any Subsidiary and no relative or spouse (or relative of such spouse) who resides with, or is a dependent of, any such officer or director has outstanding any Indebtedness to the Seller.

               (c) Except as disclosed in Section 3.15(c) of the Disclosure Schedule, neither the Company nor any Subsidiary has any Liability or any other obligation of any nature whatsoever to any officer, director or shareholder of the Seller, the Company or any Subsidiary or to any relative or spouse (or relative of such spouse) who resides with, or is a dependent of, any such officer, director or shareholder.

         SECTION 3.16. Compliance with Laws.

               (a) Except as set forth in Section 3.16(a) of the Disclosure Schedule, the Company and the Subsidiaries have each conducted and continue to conduct the Business in accordance with all Laws and Governmental Orders applicable to the Company or any Subsidiary or any of the Assets or the Business, and neither the Company nor any Subsidiary is in violation of any such Law (except for such violations as individually or in the aggregate would not exceed $100,000 to correct or as a fine or penalty) or Governmental Order. None of the Seller, the Parent, the Company, any Subsidiary nor any officer, director, employee, agent or representative of the Seller, the Parent, the Company or any Subsidiary has furthered or supported any foreign boycott in violation of the Anti-Boycott laws and regulations promulgated pursuant to the Export Administration Act of 1979 (50 U.S.C.A. Appx ss. 2407, and regulations promulgated thereunder).

               (b) To Seller's knowledge, Section 3.16(b) of the Disclosure Schedule sets forth a brief description of each Governmental Order applicable exclusively to the Company or any Subsidiary or any of the Assets or the Business, and no such Governmental Order has or has had a Material Adverse Effect.

         SECTION 3.17. Environmental Matters.

               (a)  Except as  disclosed  in Section  3.17(a) of the  Disclosure
Schedule:

                    (i) The Company and the Subsidiaries are in compliance with, and for the past three years have been in compliance in all material respects with, all applicable Environmental Laws and all Environmental Permits. All past non-compliance with Environmental Laws or Environmental Permits has been resolved without any pending, on-going or future obligation, cost or liability, and there is no requirement proposed for adoption or implementation under any Environmental Law or Environmental Permit that is reasonably expected to be adverse to the Company or any Subsidiary.

                    (ii) There are no underground or aboveground storage tanks or any surface impoundments, septic tanks, pits, sumps or lagoons in which Hazardous Materials are being or have been treated, stored or disposed on any of the Real Property or on any property formerly owned, leased or occupied by the Company or any Subsidiary.

                    (iii) The Company and the Subsidiaries have not, and no other Person has, Released Hazardous Materials on any of the Real Property or on any property formerly owned, leased or occupied by the Company or the Subsidiaries.

                    (iv) The Company and the Subsidiaries are not conducting, and have not undertaken or completed, any Remedial Action relating to any Release or threatened Release at the Real Property or at any other site, location or operation, either voluntarily or pursuant to the order of any Governmental Authority or the requirements of any Environmental Law or Environmental Permit.

                    (v) There is no asbestos or asbestos-containing material on any of the Real Property.

                    (vi) None of the Real Property adjoins any property that is listed or proposed for listing on the National Priorities List under the federal Comprehensive Environmental Response, Compensation, and Liability Act.

                    (vii) There are no Environmental Claims pending or threatened against the Company, the Subsidiaries, the Business or the Real Property, and there are no circumstances that can reasonably be expected to form the basis of any such Environmental Claim, including without limitation with respect to any off-site disposal location currently or formerly used by the Company or any Subsidiary or any of their predecessors or with respect to any previously owned or operated facilities.

               (b) Except as disclosed in Section 3.17(b) of the Disclosure Schedule, neither the execution of this Agreement nor the consummation of the transactions contemplated in this Agreement will require any Remedial Action or notice to or consent of Governmental Authorities or any third party pursuant to any applicable Environmental Law or Environmental Permit.

         SECTION 3.18. Material Contracts.

               (a) To Seller's knowledge, Section 3.18(a) of the Disclosure Schedule lists each of the following contracts and agreements (including, without limitation, oral and informal arrangements) of the Company and the Subsidiaries (such contracts and agreements, and all agreements relating to Intellectual Property set forth in Section 3.19(a) of the Disclosure Schedule, being "Material Contracts"):

                    (i) all management contracts and contracts with independent contractors or consultants requiring a payment of more than $25,000 (or similar arrangements to which the Company or any Subsidiary is a party and which are not cancelable without penalty or further payment and without more than 30 days' notice;

                    (ii) all contracts and agreements relating to Indebtedness of the Company or any Subsidiary;

                    (iii) all contracts and agreements that limit or purport to limit the ability of the Company or any Subsidiary to compete in any line of business or with any Person or in any geographic area or during any period of time;

                    (iv) all contracts and agreements between or among the Company or any Subsidiary and the Seller or any Affiliate of the Seller;

                    (v) all contracts and agreements providing for benefits under any Plan; and

                    (vi) all employment contracts and agreements with employees of the Company or any Subsidiary providing for the payment of at least $75,000 in annual compensation, copies of which have previously been provided to the Purchaser.

               For purposes of this Section 3.18 and Section 3.20, the term "lease" shall include any and all leases, subleases, sale/leaseback agreements or similar arrangements.

               (b) To Seller's knowledge, except as disclosed in Section 3.18(b) of the Disclosure Schedule, each Material Contract: (i) is valid and binding on the respective parties thereto and is in full force and effect and (ii) upon consummation of the transactions contemplated by this Agreement, except to the extent that any consents set forth in Section 3.07 of the Disclosure Schedule are not obtained, shall continue in full force and effect without penalty or other adverse consequence. To Seller's knowledge, neither the Company nor any Subsidiary is in breach of, or default under, any Material Contract.

               (c) To Seller's knowledge, except as disclosed in Section 3.18(c) of the Disclosure Schedule, no other party to any Material Contract is in breach thereof or default thereunder.

               (d) Except as disclosed in Section 3.18(d) of the Disclosure Schedule, there is no contract, agreement or other arrangement granting any Person any preferential right to purchase, other than in the ordinary course of business consistent with past practice, any of the properties or assets of the Company or any Subsidiary.

         SECTION 3.19. Intellectual Property.

               (a) To Seller's knowledge, except as disclosed in Section 3.19(a)(iii) of the Disclosure Schedule, the rights of the Company or any Subsidiary, as the case may be, in or to such Intellectual Property do not conflict with or infringe on the rights of any other Person, and none of the Seller, the Parent, the Company nor any Subsidiary has received any claim or written notice from any Person, to such effect.

               (b)  Except as  disclosed  in Section  3.19(b) of the  Disclosure
Schedule: (i) all the Owned Intellectual Property is owned by either the Company or a Subsidiary, as the case may be, free and clear of any Encumbrance and (ii) no Actions have been made or asserted or are pending (nor, to Seller's knowledge, has any such Action been threatened) against the Company or any Subsidiary either (A) based upon or challenging or seeking to deny or restrict the use by the Company or any Subsidiary of any of the Owned Intellectual Property or (B) alleging that any services provided, or products manufactured or sold by the Company or any Subsidiary are being provided, manufactured or sold in violation of any patents or trademarks, or any other rights of any Person. To Seller's knowledge, no Person is using any patents, copyrights, trademarks, service marks, trade names, trade secrets or similar property that are confusingly similar to the Owned Intellectual Property or that infringe upon the Owned Intellectual Property or upon the rights of the Company or any Subsidiary therein. Except as disclosed in Section 3.19(b) of the Disclosure Schedule, to Seller's knowledge, none of the Seller, the Parent, the Company nor any Subsidiary has granted any license or other right to any other Person with respect to the Owned Intellectual Property.

         SECTION 3.20. Real Property. As of the date of this Agreement, the Company owns the real property located at 2950 Veterans Memorial Highway, Bohemia, NY 11716, and neither the Company nor any Subsidiary owns or leases (other than a testing antenna on the rooftop of the Radisson Hotel) any other Real Property.

         SECTION 3.21. Employee Benefit Matters.

               (a)  Plans  and  Material  Documents.   Section  3.21(a)  of  the
Disclosure Schedule lists (i) all employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended
("ERISA")) and all bonus, stock option, stock purchase, restricted stock, incentive, deferred compensation, retiree medical or life insurance, supplemental retirement, severance or other benefit plans, programs or arrangements, and all employment, termination, severance or other contracts or agreements, whether legally enforceable or not, to which the Company or any Subsidiary is a party, with respect to which the Company or any Subsidiary has any obligation or which are maintained, contributed to or sponsored by the Company or any Subsidiary for the benefit of any current or former employee, officer or director of the Company or any Subsidiary (except for such of the above-described plans, programs, contracts and arrangements as do not have, individually or in aggregate, termination costs or underfunding liabilities in excess of $100,000), (ii) each employee benefit plan for which the Company or any Subsidiary could incur liability under Section 4069 of ERISA in the event such plan has been or were to be terminated, (iii) any plan in respect of which the Company or any Subsidiary could incur liability under Section 4212(c) of ERISA and (iv) any contracts, arrangements or understandings between the Seller or any of its Affiliates and any employee of the Company or of any Subsidiary, including, without limitation, any contracts, arrangements or understandings relating to the sale of the Company (collectively, the "Plans"). Neither the Company nor any Subsidiary has any pension plan (except for a 401(k) plan) or post-retirement healthcare plan. Each Plan is in writing and the Seller has furnished the Purchaser with a complete and accurate copy of each Plan and a complete and accurate copy of each material document prepared in connection with each such Plan including, without limitation, (i) a copy of each trust or other funding arrangement, (ii) each summary plan description and summary of material modifications, (iii) the most recently filed Internal Revenue Service ("IRS") Form 5500, (iv) the most recently received IRS determination letter for each such Plan, and (v) the most recently prepared actuarial report and financial statement in connection with each such Plan. Except as disclosed on Section 3.21(a) of the Disclosure Schedule, there are no other employee benefit plans, programs, arrangements or agreements, whether formal or informal, whether in writing or not, to which the Company or any Subsidiary is a party, with respect to which the Company or any Subsidiary has any obligation or which are maintained, contributed to or sponsored by the Company or any Subsidiary for the benefit of any current or former employee, officer or director of the Company or any Subsidiary. Neither the Company nor any Subsidiary has any express or implied commitment, whether legally enforceable or not, (i) to create, incur liability with respect to or cause to exist any other employee benefit plan, program or arrangement, (ii) to enter into any contract or agreement to provide compensation or benefits to any individual or (iii) to modify, change or terminate any Plan, other than with respect to a modification, change or termination required by ERISA or the Code.

               (b) Absence of Certain Types of Plans. None of the Plans is a multiemployer plan (within the meaning of Section 3(37) or 4001(a)(3) of ERISA) (a "Multiemployer Plan") or a single employer pension plan (within the meaning of Section 4001(a)(15) of ERISA) for which the Company or any Subsidiary could incur liability under Section 4063 or 4064 of ERISA (a "Multiple Employer Plan"). None of the Plans provides for the payment of separation, severance, termination or similar-type benefits to any Person or obligates the Company or any Subsidiary to pay separation, severance, termination or similar-type benefits solely as a result of any transaction contemplated by this Agreement or as a result of a "change in control", within the meaning of such term under
Section 280G of the Code. None of the Plans provides for or promises retiree medical, disability or life insurance benefits to any current or former employee, officer or director of the Company or any Subsidiary. Each of the Plans is subject only to the laws of the United States or a political subdivision thereof.

               (c) Compliance  with  Applicable Law. Each Plan is now and always has been operated in all respects in accordance with the requirements of all applicable Law, including, without limitation, ERISA and the Code, and all persons who participate in the operation of such Plans and all Plan "fiduciaries" (within the meaning of Section 3(21) of ERISA) have always acted in accordance with the provisions of all applicable Law, including, without limitation, ERISA and the Code. The Company and each Subsidiary has performed all obligations required to be performed by it under, is not in any respect in default under or in violation of, and has no knowledge of any default or violation by any party to, any Plan. No legal action, suit or claim is pending or threatened with respect to any Plan (other than claims for benefits in the ordinary course) and no fact or event exists that could give rise to any such action, suit or claim.

               (d) Qualification of Certain Plans. Each Plan which is intended to be qualified under Section 401(a) of the Code or Section 401(k) of the Code has received a favorable determination letter from the IRS that it is so qualified and each trust established in connection with any Plan which is intended to be exempt from federal income taxation under Section 501(a) of the Code has received a determination letter from the IRS that it is so exempt, and no fact or event has occurred since the date of such determination letter from the IRS to adversely affect the qualified status of any such Plan or the exempt status of any such trust. Each trust maintained or contributed to by the Company or any Subsidiary which is intended to be qualified as a voluntary employees' beneficiary association and which is intended to be exempt from federal income taxation under Section 501(c)(9) of the Code has received a favorable determination letter from the IRS that it is so qualified and so exempt, and no fact or event has occurred since the date of such determination by the IRS to adversely affect such qualified or exempt status.

               (e) Absence of Certain Liabilities and Events. There has been no prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the

Code) with respect to any Plan. Neither the Company nor any Subsidiary has incurred any liability for any penalty or tax arising under Section 4971, 4972, 4980, 4980B or 6652 of the Code or any liability under Section 502 of ERISA, and no fact or event exists which could give rise to any such liability. Neither the Company nor any Subsidiary has incurred any liability under, arising out of or by operation of Title IV of ERISA (other than liability for premiums to the Pension Benefit Guaranty Corporation arising in the ordinary course), including, without limitation, any liability in connection with (i) the termination or reorganization of any employee benefit plan subject to Title IV of ERISA or (ii) the withdrawal from any Multiemployer Plan or Multiple Employer Plan, and no fact or event exists which could give rise to any such liability. No complete or partial termination has occurred within the five years preceding the date hereof with respect to any Plan. No reportable event (within the meaning of Section 4043 of ERISA) has occurred or is expected to occur with respect to any Plan subject to Title IV of ERISA. No Plan had an accumulated funding deficiency (within the meaning of Section 302 of ERISA or Section 412 of the Code), whether or not waived, as of the most recently ended plan year of such Plan. None of the assets of the Company or any Subsidiary is the subject of any lien arising under
Section 302(f) of ERISA or Section 412(n) of the Code; neither the Company nor any Subsidiary has been required to post any security under Section 307 of ERISA or Section 401(a)(29) of the Code; and no fact or event exists which could give rise to any such lien or requirement to post any such security.

               (f) Plan Contributions and Funding. All contributions, premiums or payments required to be made with respect to any Plan have been made on or before their due dates. All such contributions have been fully deducted for income tax purposes and no such deduction has been challenged or disallowed by any government entity and no fact or event exists which could give rise to any such challenge or disallowance. As of the Closing Date, no Plan which is subject to Title IV of ERISA will have an "unfunded benefit liability" (within the meaning of Section 4001(a)(18) of ERISA).

               (g) Certain Employee-Benefits Assets. Each of the guaranteed investment contracts and other funding contracts with any insurance company that are held by any of the Plans and any annuity contracts purchased by (i) any of the Plans or (ii) any pension benefit plans (as defined in Section 3(2) of ERISA) that provided benefits to any current or former employees of the Company or any Subsidiary was issued by an insurance company which carried the highest rating from each of Duff & Phelps Credit Rating Co., Standard & Poor's Insurance Rating Services, A.M. Best Company and Moody's Investors Service, as of the date such contract was issued, the date hereof and the Closing Date.

               (h)  Americans  With   Disability   Act.  The  Company  and  each
Subsidiary are in compliance in all material respects with the requirements of the Americans With Disabilities Act.

               (i) WARN Act. Subject to performance by Purchaser of its obligations as set forth in Section 6.01 and elsewhere, the Company and the Subsidiaries are in compliance with the requirements of the WARN Act, and have no liabilities pursuant to the WARN Act based on events occurring prior to the Closing.

               (j) Employee Numbers. As of the date of this Agreement, the Total number of people employed by the Company and the Subsidiaries (inclusive of all employees (i) on leave, disability, vacation or out sick or (ii) terminated with the expectation of rehire) is approximately 180 full-time, 5 part-time and 15 temporary employees, all of whom are employed at the location specified in
Section 3.20.

         SECTION 3.22. Labor Matters. Except as set forth in Section 3.22 of the Disclosure Schedule, (a) neither the Company nor any Subsidiary is a party to any collective bargaining agreement or other labor union contract applicable to persons employed by the Company or any Subsidiary and currently there are no organizational campaigns, petitions or other unionization activities seeking recognition of a collective bargaining unit which could affect the Company or any Subsidiary; (b) there are no controversies, strikes, slowdowns or work stoppages pending or, to the Seller's knowledge, threatened between the Company or any Subsidiary and any of their respective employees, and neither the Company nor any Subsidiary has experienced any such controversy, strike, slowdown or work stoppage within the past three years; (c) neither the Company nor any Subsidiary has breached or otherwise failed to comply with the provisions of any collective bargaining or union contract and there are no grievances outstanding against the Company or any Subsidiary under any such agreement or contract which could have a Material Adverse Effect; (d) there are no unfair labor practice complaints pending against the Company or any Subsidiary before the National Labor Relations Board or any other Governmental Authority or any current union representation questions involving employees of the Company or any Subsidiary which could have a Material Adverse Effect; (e) to Seller's knowledge the Company and each Subsidiary is currently in material compliance with all applicable Laws relating to the employment of labor, including those related to wages, hours, collective bargaining and the payment and withholding of taxes and other sums as required by the appropriate Governmental Authority and has withheld and paid to the appropriate Governmental Authority or is holding for payment not yet due to such Governmental Authority all amounts required to be withheld from employees of the Company or any Subsidiary and is not liable for any arrears of wages, taxes, penalties or other sums for failure to comply with any of the foregoing; (f) the Company and each Subsidiary has paid in full to all their respective employees or adequately accrued for in accordance with U.S. GAAP all wages, salaries, commissions, bonuses, benefits and other compensation due to or on behalf of such employees; (g) there is no claim with respect to payment of wages, salary or overtime pay that has been asserted or to Seller's knowledge is now pending or threatened before any Governmental Authority with respect to any Persons currently or formerly employed by the Company or any Subsidiary; (h) neither the Company nor any Subsidiary is a party to, or otherwise bound by, any consent decree with, or citation by, any Governmental Authority relating to employees or employment practices; (i) there is no charge or proceeding with respect to a violation of any occupational safety or health standards that has been asserted or is now pending or threatened with respect to the Company or any Subsidiary; and j) there is no charge of discrimination in employment or employment practices, for any reason, including, without limitation, age, gender, race, religion or other legally protected category, which has been asserted or to Seller's knowledge is now pending or threatened before the United States Equal Employment Opportunity Commission, or any other Governmental Authority in any jurisdiction in which the Company or any Subsidiary has employed or currently employs any Person.

         SECTION 3.23. Taxes.

               (a) (i) All returns and reports in respect of Taxes required to be filed with respect to the Company and each Subsidiary (including the consolidated federal income tax return of the Seller and any state Tax return that includes the Company or any Subsidiary on a consolidated or combined basis) have been timely filed; (ii) all Taxes required to be shown on such returns and reports or otherwise due have been timely paid; (iii) all such returns and reports are true, correct and complete in all material respects; (iv) no adjustment relating to such returns has been proposed formally or informally by any Tax authority (insofar as either relates to the activities or income of the Company or any Subsidiary or could result in liability of the Company or any Subsidiary on the basis of joint and/or several liability) and, to the best knowledge of the Seller, the Company and the Subsidiaries (after due inquiry), no basis exists for any such adjustment; (v) there are no pending or, to the best knowledge of the Seller, the Company and the Subsidiaries (after due inquiry), threatened actions or proceedings for the assessment or collection of Taxes against the Company or any Subsidiary or (insofar as either relates to the activities or income of the Company or any Subsidiary or could result in liability of the Company or any Subsidiary on the basis of joint and/or several liability) any corporation that was included in the filing of a return with the Seller on a consolidated or combined basis; (vi) no consent under Section 341(f) of the Code has been filed with respect to the Company or any Subsidiary; (vii) there are no Tax liens on any assets of the Company or any Subsidiary; (viii) neither the Seller nor any Subsidiary or Affiliate of the Seller is a party to any agreement or arrangement that would result, separately or in the aggregate, in the payment of any "excess parachute payments" within the meaning of Section 280G of the Code; (ix) no acceleration of the vesting schedule for any property that is unvested within the meaning of the regulations under Section 83 of the Code will occur in connection with the transactions contemplated by this Agreement; (x) for the last five years, the Company and each Subsidiary has been and continues to be a member of the affiliated group (within the meaning of Section 1504(a)(1) of the Code) for which the Seller files a consolidated return as the common parent, and has not been includible in any other consolidated return for any taxable period for which the statute of limitations has not expired; and (xi) neither the Company nor any Subsidiary has been at any time a member of any partnership or joint venture or the holder of a beneficial interest in any trust for any period for which the statute of limitations for any Tax has not expired; and (xii) neither the Company nor any Subsidiary has been a United States real property holding corporation within the meaning of
Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code; and (xiii) no claim has ever been made by an authority in a jurisdiction where any of the Company and its Subsidiaries does not file Tax Returns that it is or may be subject to taxation by that jurisdiction; and (xiv) none of the Company and its Subsidiaries has any liability for the Taxes of any Person other than the Company and its Subsidiaries (A) under Reg. ss.1.1502-6 (or any similar provision of state, local, or foreign law), (B) as a transferee or successor, (C) by contract, or
(D) otherwise.

               (b) Except as disclosed  with  reasonable  specificity in Section
3.23 of the Disclosure Schedule: (i) there are no outstanding waivers or agreements extending the statute of limitations for any period with respect to any Tax to which the Seller, any affiliate of the Seller, Company or any Subsidiary may be subject; (ii) neither the Company nor any

Subsidiary (A) has or is projected to have an amount includible in its income for the current taxable year under Section 951 of the Code, (B) has been a passive foreign investment company within the meaning of Section 1296 of the Code, (C) has an unrecaptured overall foreign loss within the meaning of Section 904(f) of the Code or (D) has participated in or cooperated with an international boycott within the meaning of Section 999 of the Code; (iii) neither the Company nor any Subsidiary has any (A) income reportable for a period ending after the Closing Date but attributable to a transaction (e.g., an installment sale) or a change in accounting method occurring in or made for a period ending on or prior to the Closing Date which resulted in a deferred reporting of income from such transaction or from such change in accounting method (other than a deferred intercompany transaction), or (B) deferred gain or loss arising out of any deferred intercompany transaction; (iv) there are no requests for information currently outstanding that could affect the Taxes of the Company or any Subsidiary; (v) there are no proposed reassessments of any property owned by the Company or any Subsidiary or other proposals that could increase the amount of any Tax to which the Company or any Subsidiary would be subject; (vi) neither the Company nor any Subsidiary is obligated under any agreement with respect to industrial development bonds or similar obligations, with respect to which the excludability from gross income of the holder for federal income tax purposes could be affected by the transactions contemplated hereunder; and (vii) no power of attorney that is currently in force has been granted with respect to any matter relating to Taxes that could affect the Company or a Subsidiary.

               (c) (i) Section 3.23 of the Disclosure Schedule lists all income, franchise and similar Tax Returns (federal, state, local and foreign) filed with respect to each of the Company and the Subsidiaries for taxable periods ended on or after December 31, 1995, indicates for which jurisdictions Returns have been filed on the basis of a unitary group, indicates the most recent income, franchise or similar Tax Return for each relevant jurisdiction for which an audit has been completed or the statute of limitations has lapsed and indicates all Tax Returns that currently are the subject of audit; (ii) the Seller has delivered to the Purchaser correct and complete copies of all federal, state, local and foreign income, franchise and similar tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by the Company or any Subsidiary since December 31, 1995; (iii) the Seller has delivered to the Purchaser a true and complete copy of any tax-sharing or allocation agreement or arrangement involving the Company or any Subsidiary and a true and complete description of any such unwritten or informal agreement or arrangement; (iv) Section 3.23 of the Disclosure Schedule sets forth the following information with respect to each of the Company and the Subsidiaries as of the most recent practicable date: (A) the tax basis of the Company and the Subsidiaries in the Assets reflected on the Reference Balance Sheet, (B) the tax basis of the stockholder(s) of each Subsidiary in its stock (or the amount of any excess loss account), and (C) the amount of any net operating loss, net capital loss, unused credit, unused foreign tax, or excess charitable contribution allocable to each of the Company and the Subsidiaries; and (v) the Seller has delivered to the Purchaser complete and correct copies of all pro forma federal income Tax Returns of the Subsidiaries, prepared in connection with the Seller's or any other consolidated federal income Tax Return, accompanied by a schedule reconciling the items in the pro forma Return to the items as included in the consolidated Tax Return for all taxable years ending on or after December 31, 1995.

               (d) Each of the Company and its Subsidiaries has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

         SECTION 3.24. Insurance.

               (a) Section 3.24(a) of the Disclosure Schedule sets forth the following information with respect to each insurance policy (including policies providing property, casualty, liability, workers' compensation, and bond and surety arrangements) under which the Company or any Subsidiary has been an insured, a named insured or otherwise the principal beneficiary of coverage at any time within the past three years:

                    (i) the name,  address and telephone  number of the agent or broker;

                    (ii) the name of the insurer and the names of the  principal insured and each named insured;

                    (iii) the policy number and the period of coverage;

                    (iv) the type, scope (including an indication of whether the coverage was on a claims made, occurrence or other basis) and amount (including a description of how deductibles, retentions and aggregates are calculated and operate) of coverage; and

                    (v) the premium charged for the policy,  including,  without limitation, a description of any retroactive premium adjustments or other loss-sharing arrangements.

               (b) With respect to each such insurance policy: (i) the policy is legal, valid, binding and enforceable in accordance with its terms and, except for policies that have expired under their terms in the ordinary course, is in full force and effect; (ii) neither the Company nor any Subsidiary is in breach or default (including any breach or default with respect to the payment of premiums or the giving of notice), and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default or permit termination or modification, under the policy; and (iii) no party to the policy has repudiated, or given notice of an intent to repudiate, any provision thereof.

               (c) At no time since December 31, 1995 has the Company or any Subsidiary (i) been denied any insurance or indemnity bond coverage which it has requested, (ii) made any material reduction in the scope or amount of its insurance coverage, or, except as set forth in Section 3.24(e) of the Disclosure Schedule, received notice from any of its insurance carriers that any insurance premiums will be subject to increase in an amount materially disproportionate to the amount of the increases with respect thereto (or with respect to similar insurance) in prior years or that any insurance coverage listed in Section 3.24(a) of the Disclosure Schedule will not be available in the future substantially on the same terms as are now in effect or (iii) suffered any extraordinary increase in premium for renewed coverage. Since December 1995, no insurance carrier has cancelled, failed to renew or materially reduced any insurance coverage for the Company or any Subsidiary or given any notice or other indication of its intention to cancel, not renew or reduce any such coverage.

               (d) No insurance policy listed in Section 3.24(a) of the Disclosure Schedule will cease to be legal, valid, binding, enforceable in accordance with its terms and in full force and effect on terms identical to those in effect as of the date hereof as a result of the consummation of the transactions contemplated by this Agreement. No representation is made regarding the availability of continued coverage for the Company on policies where it is jointly covered with Seller.

         SECTION 3.25. Accounts; Lockboxes; Safe Deposit Boxes; Powers of Attorney. Section 3.25 of the Disclosure Schedule is a true and complete list of
(a) the names of each bank, savings and loan association, securities or commodities broker or other financial institution in which the Company or any Subsidiary has an account, including cash contribution accounts, and the names of all persons authorized to draw thereon or have access thereto, (b) the location of all lockboxes and safe deposit boxes of the Company and each Subsidiary and the names of all Persons authorized to draw thereon or have access thereto and (c) the names of all Persons, if any, holding powers of attorney from the Seller or the Parent relating to the Company, any Subsidiary or the Business, or from the Company or any Subsidiary. At the time of the Closing, without the prior written consent of the Purchaser, neither the Company nor any Subsidiary shall have any such account, lockbox or safe deposit box other than those listed in Section 3.25 of the Disclosure Schedule, nor shall any additional Person have been authorized, from the date of this Agreement, to draw thereon or have access thereto or to hold any such power of attorney relating to the Company, any Subsidiary or the Business or from the Company or any Subsidiary. Since the Reference Balance Sheet Date, except as disclosed in
Section 3.25 of the Disclosure Schedule or to the extent permitted under Section 5.01(iv), the Seller has not commingled monies or accounts of the Company or any Subsidiary with other monies or accounts of the Seller or relating to its other businesses nor has the Seller transferred monies or accounts of the Company or any Subsidiary other than to an account of the Company or such Subsidiary. At the time of the Closing, all monies and accounts of the Company and each Subsidiary shall be held by, and be accessible only to, the Company or such Subsidiary.

         SECTION 3.26. Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Seller or the Parent or, to the Seller's knowledge, the Company.

                                   ARTICLE IV

                 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

         As an inducement to the Seller and the Parent to enter into this Agreement, the Purchaser hereby represents and warrants to the Seller and the Parent as follows:

         SECTION 4.01. Organization and Authority of the Purchaser. The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all necessary corporate power and authority to enter into this Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Purchaser, the performance by the Purchaser of its obligations hereunder and the consummation by the Purchaser of the transactions contemplated hereby have been duly authorized by all requisite action on the part of the Purchaser. This Agreement has been duly executed and delivered by the Purchaser, and (assuming due authorization, execution and delivery by the Seller and the Parent) this Agreement constitutes, the legal, valid and binding obligation of the Purchaser enforceable against the Purchaser in accordance with its terms.

         SECTION 4.02. No Conflict. Assuming compliance with the notification requirements of the HSR Act and the making and obtaining of all filings, notifications, consents, approvals, authorizations and other actions referred to in Section 4.03, except as may result from any facts or circumstances relating solely to the Seller, the execution, delivery and performance of this Agreement by the Purchaser do not and will not (a) violate, conflict with or result in the breach of any provision of the Certificate of Incorporation or By-laws of the Purchaser, (b) conflict with or violate any Law or Governmental Order applicable to the Purchaser or (c) conflict with, or result in any breach of, constitute a default (or event which with the giving of notice or lapse or time, or both, would become a default) under, require any consent under, or give to others any rights of termination, amendment, acceleration, suspension, revocation, or cancellation of, or result in the creation of any Encumbrance on any of the assets or properties of the Purchaser pursuant to, any note, bond, mortgage or indenture, contract, agreement, lease, sublease, license, permit, franchise or other instrument or arrangement to which the Purchaser is a party or by which any of such assets or properties are bound or affected which would have a material adverse effect on the ability of the Purchaser to consummate the transactions contemplated by this Agreement.

         SECTION 4.03. Governmental Consents and Approvals. The execution, delivery and performance of this Agreement by the Purchaser do not and will not require any consent, approval, authorization or other order of, action by, filing with, or notification to, any Governmental Authority, except (a) as described in a writing given to the Seller by the Purchaser on the date of this Agreement and (b) the notification requirements of the HSR Act.

         SECTION 4.04. Investment Purpose. The Purchaser is acquiring the Shares solely for the purpose of investment and not with a view to, or for offer or sale in connection with, any distribution thereof.

         SECTION 4.05. Litigation. Except as disclosed in a writing given to the Seller by the Purchaser on the date of this Agreement, no claim, action, proceeding or investigation is pending or, to the knowledge of the Purchaser, threatened, which seeks to delay or prevent the consummation of, or which would be reasonably likely to materially adversely affect the Purchaser's ability to consummate, the transactions contemplated by this Agreement.

         SECTION 4.06. Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Purchaser.


                                    ARTICLE V

                              ADDITIONAL AGREEMENTS

         SECTION 5.01. Conduct of Business Prior to the Closing.

               (a) The Seller and the Parent each covenants and agrees that, except as described in Section 5.01(a) of the Disclosure Schedule and except that prior to Closing the Company will release the Seller from any obligation to repay Indebtedness in an amount not to exceed $18,500,000 owed by the Seller or its Affiliates to the Company reflected on the Reference Balance Sheet or incurred since the date thereof in the ordinary course of business consistent with past practice, between the date thereof and the time of the Closing, none of the Seller, the Parent, the Company nor any Subsidiary shall conduct its business other than in the ordinary course and consistent with the Company's and such Subsidiary's prior practice, except for the transfer of the Real Property contemplated in Section 8.02(n) and the transfer of the accounting computer system and software referred to in Section 5.11. Without limiting the generality of the foregoing, except as described in Section 5.01(a) of the Disclosure Schedule, the Seller and the Parent each shall not cause the Company and each Subsidiary to (i) fail to continue its advertising and promotional activities, and pricing and purchasing policies, in accordance with past practice; (ii) shorten or lengthen the customary payment cycles for any of its payables or receivables; (iii) fail to (A) preserve intact their business organizations and the business organization of the Business, (B) keep available to the Purchaser the services of the Transferred Employees, (C) fail to continue in full force and effect without material modification all existing policies or binders of insurance currently maintained in respect of the Company, each Subsidiary and the Business and (D) fail to preserve its current relationships with its customers, suppliers and other persons with which it has significant business relationships; (iv) transfer any cash out of the Company or the Subsidiaries, except for reimbursements to the Seller of usual and customary third party costs (including income taxes in the ordinary course of business) expended by the Seller on behalf of the business consistent with past practice, each of which costs shall be identified and explained to the Purchaser in writing; and (v) engage in any practice, take any action, fail to take any action or enter into any transaction which could cause any representation or warranty of the Seller or the Parent to be untrue or result in a breach of any covenant made by the Seller or the Parent in this Agreement.

               (b) Except as described in Section 5.01(b) of the Disclosure Schedule, the Seller covenants and agrees that, prior to the Closing, without the prior written consent of the Purchaser, neither the Company nor any Subsidiary will do any of the things enumerated in the second sentence of
Section 3.13 (including, without limitation, clauses (i) through (xxviii) thereof).

               (c) For the period from the date hereof through the time of the Closing, the Seller and the Parent each covenants and agrees to cause the Company and each Subsidiary to maintain the level, mix and quality of the Inventories consistent with the past practice of the Business.

         SECTION 5.02. Access to Information.

               (a) From the date hereof until the Closing, upon reasonable notice, the Seller and the Parent each shall cause the Company and the
Subsidiaries and each of the Company's and the Subsidiaries' officers, directors, employees, agents, representatives, accountants and counsel to: (i) afford the officers, employees and authorized agents, accountants, counsel, financing sources and representatives of the Purchaser complete and unrestricted access (to the extent permitted by U.S. government security restrictions), during normal business hours, to the offices, properties, plants, other facilities, books and records of the Company and each Subsidiary and to those officers, directors, employees, agents, accountants and counsel of the Company and of each Subsidiary who have any knowledge relating to the Company, any Subsidiary or the Business and (ii) furnish to the officers, employees and authorized agents, accountants, counsel, financing sources and representatives of the Purchaser such additional financial and operating data and other information regarding the assets, properties and goodwill of the Company, the Subsidiaries and the Business (or legible copies thereof) as the Purchaser may from time to time request.

               (b) In order to facilitate the resolution of any claims made against or incurred by the Seller prior to the Closing, for a period of seven years after the Closing, the Purchaser shall (i) retain the books and records of the Company and the Subsidiaries relating to periods prior to the Closing in a manner reasonably consistent with the prior practice of the Company and the Subsidiaries and (ii) upon reasonable notice, afford the officers, employees and authorized agents and representatives of the Seller reasonable access (including the right to make, at the Seller's expense, photocopies), during normal business hours, to such books and records.

               (c) In order to facilitate the resolution of any claims made by or against or incurred by the Purchaser, the Company or any Subsidiary after the Closing or for any other reasonable purpose, for a period of seven years following the Closing, the Seller and the Parent shall (i) retain the books and records of the Seller and the Parent, as the case may be, which relate to the Company and the Subsidiaries and their operations for periods prior to the Closing and which shall not otherwise have been delivered to the Purchaser, the Company or any Subsidiary and (ii) upon reasonable notice, afford the officers, employees and authorized agents and representatives of the Purchaser, the Company or any Subsidiary reasonable access (including the right to make photocopies, at the expense of the Purchaser, the Company or such Subsidiary), during normal business hours, to such books and records.

         SECTION 5.03. Confidentiality. The Seller and the Parent each agrees to, and shall cause its agents, representatives, Affiliates, employees, officers and directors to: (i) treat and hold as confidential (and not disclose or provide access to any Person to) all information relating to trade secrets, processes, patent and trademark applications, product development, price, customer and supplier lists, pricing and marketing plans, policies and strategies, details of client and consultant contracts, operations methods, product development techniques, business acquisition plans, new personnel acquisition plans and all other confidential information with respect to the Business, the Company and each Subsidiary, (ii) in the event that the Seller or the Parent each or any such agent, representative, Affiliate, employee, officer or director becomes legally compelled to disclose any such information, provide the Purchaser with prompt written notice of such requirement so that the Purchaser, the Company or any Subsidiary may seek a protective order or other remedy or waive compliance with this Section 5.03, (iii) in the event that such protective order or other remedy is not obtained, or the Purchaser waives compliance with this Section 5.03, furnish only that portion of such confidential information which is legally required to be provided and exercise its best efforts to obtain assurances that confidential treatment will be accorded such information, (iv) promptly furnish (prior to, at, or as soon as practicable following, the Closing) to the Company or the Purchaser any and all copies (in whatever form or medium) of all such confidential information then in the possession of the Seller or the Parent each or any of its agents, representatives, Affiliates, employees, officers and directors and, except as otherwise required by Section 5.02(c), destroy any and all additional copies then in the possession of the Seller or the Parent each or any of its agents, representatives, Affiliates, employees, officers and directors of such information and of any analyses, compilations, studies or other documents prepared, in whole or in part, on the basis thereof; provided, however, that this sentence shall not apply to any information that, at the time of disclosure, is available publicly and was not disclosed in breach of this Agreement by the Seller or the Parent each, its agents, representatives, Affiliates, employees, officers or directors; provided further that, with respect to Intellectual Property, specific information shall not be deemed to be within the foregoing exception merely because it is embraced in general disclosures in the public domain. In addition, with respect to Intellectual Property, any combination of features shall not be deemed to be within the foregoing exception merely because the individual features are in the public domain unless the combination itself and its principle of operation are in the public domain. The Seller and the Parent each agrees and acknowledges that remedies at law for any breach of its obligations under this Section 5.03 are inadequate and that in addition thereto the Purchaser shall be entitled to seek equitable relief, including injunction and specific performance, in the event of any such breach.

         SECTION  5.04.  Regulatory  and  Other   Authorizations;   Notices  and
Consents.

               (a) The Seller and the Parent each shall use its best efforts to obtain (or cause the Company and the Subsidiaries to obtain) all authorizations, consents, orders and approvals of all Governmental Authorities and officials that may be or become necessary for its execution and delivery of, and the performance of its obligations pursuant to, this Agreement and will cooperate fully with the Purchaser in promptly seeking to obtain all such authorizations, consents, orders and approvals. Each party hereto agrees to make an appropriate filing, if necessary, pursuant to the HSR Act with respect to the transactions contemplated by this Agreement as promptly as practicable after, but in any event within ten Business Days of, the date hereof and to supply as promptly as practicable to the appropriate Governmental Authorities any additional information and documentary material that may be requested pursuant to the HSR Act.

               (b) The Seller and the Parent each shall or shall cause the Company and the Subsidiaries to give promptly such notices to third parties and use its or their best efforts to obtain such third party consents and estoppel certificates as the Purchaser may in its sole and absolute discretion deem necessary or desirable in connection with the transactions contemplated by this Agreement.

               (c) The Purchaser shall cooperate and use all reasonable efforts to assist the Seller and the Parent in giving such notices and obtaining such consents and estoppel certificates; provided, however, that the Purchaser shall have no obligation to give any guarantee or other consideration of any nature in connection with any such notice, consent or estoppel certificate or to consent to any change in the terms of any agreement or arrangement which the Purchaser in its sole and absolute discretion may deem adverse to the interests of the Purchaser, the Company, any Subsidiary or the Business.

               (d) Neither the Seller nor the Parent knows of no reason why all the consents, approvals and authorizations necessary for the consummation of the transactions contemplated hereby will not be received.

               (e) The Seller, the Parent and the Purchaser agree that, in the event any consent, approval or authorization necessary or desirable to preserve for the Business, the Company or any Subsidiary any right or benefit under any lease, license, contract, commitment or other agreement or arrangement to which the Seller, the Company or any Subsidiary is a party is not obtained prior to the Closing, the Seller and the Parent each will, subsequent to the Closing, cooperate with the Purchaser and the Company in attempting to obtain such consent, approval or authorization as promptly thereafter as practicable. If such consent, approval or authorization cannot be obtained, the Seller and the Parent each shall use its best efforts to provide the Company or such Subsidiary, as the case may be, with the rights and benefits of the affected lease, license, contract, commitment or other agreement or arrangement for the term of such lease, license, contract or other agreement or arrangement, and, if the Seller or the Parent provides such rights and benefits, the Company or such Subsidiary, as the case may be, shall assume the obligations and burdens thereunder.

               (f) The Seller and the Parent shall cause the Company and the Subsidiaries to be released from all guarantees of the obligations of the Seller, the Parent and the Affiliates of either.

         SECTION 5.05. Notice of Developments. Prior to the Closing, the Seller shall promptly notify the Purchaser in writing of (i) all events, circumstances, facts and occurrences arising subsequent to the date of this Agreement which could result in any breach of a representation or warranty or covenant of the Seller in this Agreement or which could have the effect of making any representation or warranty of the Seller in this Agreement untrue or incorrect in any respect and (ii) all other material developments affecting the assets, Liabilities, business, financial condition, operations, results of operations, customer or supplier relations, employee relations, projections or prospects of the Company, any Subsidiary or the Business.

         SECTION 5.06. No Solicitation or Negotiation. The Seller and the Parent agrees that between the date of this Agreement and the earlier of (i) the Closing and (ii) the termination of this Agreement, none of the Seller, the Parent, the Company, the Subsidiaries nor any of their respective Affiliates, officers, directors, representatives or agents will (a) solicit, initiate, consider, encourage or accept any other proposals or offers from any Person (i) relating to any acquisition or purchase of all or any portion of the capital stock of the Company or any Subsidiary or assets of the Company or any Subsidiary (other than Inventory to be sold in the ordinary course of business consistent with past practice), (ii) to enter into any business combination with the Company or any Subsidiary or (iii) to enter into any other extraordinary business transaction involving or otherwise relating to the Company or any Subsidiary, or (b) participate in any discussions, conversations, negotiations and other communications regarding, or furnish to any other Person any information with respect to, or otherwise cooperate in any way, assist or participate in, facilitate or encourage any effort or attempt by any other Person to seek to do any of the foregoing. The Seller and the Parent each immediately shall cease and cause to be terminated all existing discussions, conversations, negotiations and other communications with any Persons conducted heretofore with respect to any of the foregoing. The Seller and the Parent each shall notify the Purchaser promptly if any such proposal or offer, or any inquiry or other contact with any Person with respect thereto, is made and shall, in any such notice to the Purchaser, indicate in reasonable detail the identity of the Person making such proposal, offer, inquiry or contact and the terms and conditions of such proposal, offer, inquiry or other contact. The Seller and the Parent each agrees not to, and to cause the Company and each Subsidiary not to, without the prior written consent of the Purchaser, release any Person from, or waive any provision of, any confidentiality or standstill agreement to which the Seller, the Parent, the Company or any Subsidiary is a party.

         SECTION 5.07. Use of Intellectual Property.

               (a) The Seller and the Parent each acknowledges that from and after the Closing, the name "Dorne & Margolin" and "DM/CHU Technology" and all similar or related names, marks and logos (all of such names, marks and logos being the "Names") shall be owned by the Company or a Subsidiary, that neither the Seller nor any of its

Affiliates shall have any rights in the Names, and that neither the Seller nor any of its Affiliates will contest the ownership or validity of any rights of the Purchaser, the Company or any Subsidiary in or to the Names.

               (b) From and after the Closing, none of the Seller, the Parent nor any of its Affiliates shall use any of the Owned Intellectual Property or any of the Licensed Intellectual Property.

         SECTION 5.08. Non-Competition.

               (a) For a period of three (3) years after the Closing (the "Restricted Period"), each of the Seller and the Parent shall not engage, directly or indirectly, in any business anywhere in the world that manufactures, produces or supplies products or services of the kind manufactured, produced or supplied by the Business, the Company or any Subsidiary as of the Closing Date or, without the prior written consent of the Purchaser, directly or indirectly, own an interest in, manage, operate, join, control, lend money or render financial or other assistance to or participate in or be connected with, as an officer, employee, partner, stockholder, consultant or otherwise, any Person that competes with the Purchaser, the Business, the Company or any Subsidiary in manufacturing, producing or supplying products or services of the kind manufactured, produced or supplied by the Business, the Company or any Subsidiary as of the Closing; provided, however, that, for the purposes of this
Section 5.08, ownership of securities having no more than three percent of the outstanding voting power of any competitor which are listed on any national securities exchange or traded actively in the national over-the-counter market shall not be deemed to be in violation of this Section 5.08 so long as the Person owning such securities has no other connection or relationship with such competitor.

               (b) As a separate and independent covenant, the Seller and the Parent each agrees with the Purchaser that, for a period of three (3) years following the Closing, the Seller and the Parent each will not in any way, directly or indirectly, for the purpose of conducting or engaging in any business that manufactures, produces or supplies products or services of the kind manufactured, produced or supplied by the Business, the Company or any Subsidiary as of the Closing, call upon, solicit, advise or otherwise do, or attempt to do, business with any customers of the Business, the Company or any Subsidiary with whom the Business, the Company, any Subsidiary or the Seller or the Parent had any dealings during the period of time in which the Company was an Affiliate of the Seller and the Parent, or take away or interfere or attempt to interfere with any custom, trade, business or patronage of the Business, the Company or any Subsidiary, or interfere with or attempt to interfere with any officers, employees, representatives or agents of the Business, the Company or any Subsidiary, or induce or attempt to induce any of them to leave the employ of the Company or any Subsidiary or violate the terms of their contracts, or any employment arrangements, with the Company or any Subsidiary.

               (c) The Restricted Period shall be extended by the length of any period during which the Seller is in breach of the terms of this Section 5.08.

               (d) The parties further acknowledge that the time, scope, geographic area and other provisions of Section 5.08 have been specifically negotiated by sophisticated commercial parties and agree that all such provisions are reasonable under the circumstances of the transactions contemplated by this Agreement. In the event that agreements in Section 5.08 shall be determined by any court of competent jurisdiction to be unenforceable by reason of their extending for too great a period of time or over too great a geographical area or by reason of their being too extensive in any other respect, they shall be interpreted to extend only over the maximum period of time for which they may be enforceable and/or over the maximum geographical area as to which they may be enforceable and/or to the maximum extent in all other respects as to which they may be enforceable, all as determined by such court in such action.

               (e) The existence of any claim or cause of action which any party may have against another party shall not constitute a defense or bar to the enforcement of any of the provisions of this Section 5.08, but such claim or cause of action may be pursued through separate court action by such party.

               (f) The Seller and the Parent acknowledges that the covenants of the Seller and the Parent set forth in this Section 5.08 are an essential element of this Agreement and that, but for the agreement of the Seller and the Parent each to comply with these covenants, the Purchaser would not have entered into this Agreement. The Seller and the Parent each acknowledges that this
Section 5.08 constitutes an independent covenant and shall not be affected by performance or nonperformance of any other provision of this Agreement by the Purchaser. The Seller and the Parent have independently consulted with their counsel and after such consultation agrees that the covenants set forth in this
Section 5.08 are reasonable and proper.

         SECTION 5.09. Release of Indemnity Obligations. The Seller and the Parent each covenants and agrees, on or prior to the Closing, to execute and deliver to the Company, for the benefit of the Company and each Subsidiary, a general release and discharge, in form and substance satisfactory to the Purchaser releasing and discharging the Company and each Subsidiary from any and all obligations to indemnify the Seller, the Parent or their Affiliates or otherwise hold any of them harmless pursuant to any agreement or other arrangement entered into prior to the Closing; provided, however, that such release shall not be deemed to affect the right of the transferee of the Real Property who is an Affiliate of the Seller or the Parent, to pursue a claim under the Company's insurance for any matter covered by insurance to the extent of such coverage.

         SECTION 5.10. Further Action. Each of the parties hereto shall use all reasonable efforts to take, or cause to be taken, all appropriate action, do or cause to be done all things necessary, proper or advisable under applicable Law, and execute and deliver such documents and other papers, as may be required to carry out the provisions of this Agreement and consummate and make effective the transactions contemplated by this Agreement.

         SECTION 5.11. Transfer of Business. Promptly after the Closing, the Purchaser will move (at the Purchaser's cost) all the Assets of the Business (including the test range but exclusive of the single accounting computer system and the software related exclusively thereto) to the Purchaser's Deer Park, New York facility. The Seller will cooperate in all respects with such transfer. Such move is to be completed within 60 days of the Closing and during the period of continued occupancy the Purchaser shall be responsible for all costs of occupancy. At the termination of such occupancy, the premises will be left "broom clean". If such occupancy extends beyond 60 days, the Purchaser shall pay the Seller during the continued occupancy, which will continue thereafter as a month-to-month tenancy, rent on a "triple net basis" at the rate of $400,000 per annum.

         SECTION 5.12. Unaudited Financial Statements. The Seller will, and the Parent will cause the Seller to, deliver to the Purchaser monthly unaudited financial statements of the Company and the Subsidiaries as promptly as possible after the end of each calendar month, which financial statements will be accompanied by a certificate of each the Seller's and the Parent's chief financial officers certifying that they: (i) were prepared in accordance with the books of account and other financial records of the Company, (ii) present fairly the consolidated financial condition and results of operations of the Company and the Subsidiaries as of the dates thereof or for the periods covered thereby,(iii) have been prepared in accordance with U.S. GAAP applied on a basis consistent with the past practices of the Seller, the Parent and the Company and
(iv) include all adjustments (consisting only of normal recurring accruals) that are necessary for a fair presentation of the consolidated financial condition of the Company and the Subsidiaries and the results of the operations of the Company and the Subsidiaries as of the dates thereof or for the periods covered thereby.


                                   ARTICLE VI

                                EMPLOYEE MATTERS

         SECTION 6.01. Transferred Employees. Commencing on the Closing Date, the Purchaser agrees to provide, or to cause the Companies or the Subsidiaries to provide, the Transferred Employees with terms and conditions of employment, including, without limitation, wages and employee benefits that in the aggregate are reasonably equivalent to, and generally no less favorable than, those provided by the Company to the Transferred Employees immediately prior to Closing. Purchaser agrees to maintain such terms and conditions for not less than 90 days. In the event Purchaser or the Company or any of the Subsidiaries separates from employment any of the Transferred Employees, or any other employee, at any time subsequent to the Closing such as to trigger or give rise to an obligation on the part of the Company or any of the Subsidiaries to provide, or to have provided, including, without limitation, at a date prior to the Closing, advance notice under or pursuant to the WARN Act, such notice obligation, and any obligation, relating thereto, including, without limitation, back pay, attorneys' fees, interest, penalties, or fines, shall be the sole responsibility of Purchaser and Purchaser shall indemnify Seller with respect thereto. Without limiting the foregoing, prior to the Closing the Seller shall cause the Company to satisfy the obligations of the Company under the bonus plan to the extent accrued for on the

Reference Balance Sheet or accrued after the date thereof per the formula specified in such bonus plan, all in an amount not to exceed $200,000 in the aggregate.

         SECTION 6.02. Non-Transferred Employees. Prior to the Closing the Seller or the Parent will either terminate all Non-Transferred Employees or transfer them to the Seller or its Affiliates (other than the Company or the Subsidiaries). The Seller or the Parent (and not the Company or any Subsidiary) will pay and be responsible for all costs and expenses (including but not limited to severance, pension, and post-retirement healthcare costs) related to or arising from the transfer or termination of the Non-Transferred Employees. The Company and not the Seller will be responsible for other accrued employee benefit expenses related to the Non-Transferred Employees. To the extent any claims in respect of such costs and expenses are made against the Purchaser, the Company, any Subsidiary or any of their Affiliates after Closing, the Seller and the Parent will fully indemnify the Purchaser against, and promptly reimburse the Purchaser for any Losses resulting from, such claims. The Seller and the Parent jointly and severally will be solely responsible for all change in control payments, if any, relating to the transactions contemplated hereby, whether payable to Transferred Employees or Non-Transferred Employees, and will fully indemnify the Purchaser against, and promptly reimburse the Purchaser for any Losses resulting from, claims arising from such payments. Purchaser agrees to select the Transferred Employees in compliance with applicable laws and regulations, and to defend and indemnify the Seller and the Parent from and against any claim to the extent resulting from such selection.

         SECTION 6.03. WARN Act Information. Between the date of this Agreement and the Closing Date, each party to this Agreement will promptly notify the other parties hereto of any events or changes (including changes in the number of employees employed by the Company and the Subsidiaries) that reasonably could result in WARN Act obligations or liabilities for any of the parties to this Agreement.

                                   ARTICLE VII

                                   TAX MATTERS

         SECTION 7.01. Indemnity.

               (a) The Parent agrees to indemnify and hold harmless the Purchaser, the Company and each Subsidiary against the following income and real estate Taxes (except to the extent current taxes on income in respect of the current year, which, to the extent unpaid on the Closing Date, shall be paid to Seller by the Purchaser at an imputed rate of 34% (but only to the extent that such taxes are accrued for on the Reference Balance Sheet and accrued after the date thereof in ordinary course of business consistent with past practice and the Parent, on its income tax returns to the federal government for the current year (which tax returns will be prepared on a basis consistent with past tax returns of the Parent) makes actual tax payments in respect of the Business), and, except as otherwise provided in Section 7.04, against any loss, damage, liability or expense, including reasonable fees for attorneys and other outside consultants, incurred in contesting or otherwise in connection with any such income and real estate Taxes: (i) income and real estate Taxes imposed on the Company or any Subsidiary with respect to taxable periods of such Person ending on or before the Closing Date; (ii) with respect to taxable periods beginning before the Closing Date and ending after the Closing Date, income and real estate Taxes imposed on the Company or any Subsidiary which are allocable, pursuant to Section 7.01(b), to the portion of such period ending on the Closing Date; (iii) income and real estate Taxes imposed on or with respect to any member of any affiliated group with which any of the Company and the Subsidiaries file or have filed a Return on a consolidated or combined basis for a taxable period ending on or before the Closing Date or which includes the Closing Date; and (iv) income and real estate Taxes imposed on the Purchaser or the Company or any Subsidiary as a result of any breach of warranty or misrepresentation under Section 3.23. The Purchaser shall be responsible for Taxes and associated expenses not allocated to the Seller pursuant to the preceding sentence hereof. It is agreed that Purchaser shall not make an election permitted by Section 338 of the Code.

               (b) In the case of Taxes that are payable with respect to a taxable period that begins before the Closing Date and ends after the Closing Date, the portion of any such Tax that is allocable to the portion of the period ending on the Closing Date shall be:

                    (i) in the case of Taxes that are either (x) based upon or related to income or receipts, or (y) imposed in connection with any sale or other transfer or assignment of property (real or personal, tangible or intangible) (other than conveyances pursuant to this Agreement, which are covered under Section 7.07), deemed equal to the amount which would be payable if the taxable period ended with the Closing Date; and

                    (ii) in the case of Taxes imposed on a periodic basis with respect to the assets of the Company or any Subsidiary, or otherwise measured by the level of any item, deemed to be the amount of such Taxes for the entire period (or, in the case of such Taxes determined on an arrears basis, the amount of such Taxes for the immediately preceding period) multiplied by a fraction the numerator of which is the number of calendar days in the period ending on the Closing Date and the denominator of which is the number of calendar days in the entire period.

         SECTION 7.02. Returns and Payments. From the date of this Agreement through and after the Closing Date, the Seller or the Parent shall prepare and file or otherwise furnish in proper form to the appropriate Governmental Authority (or cause to be prepared and filed or so furnished) in a timely manner all Tax returns, reports and forms ("Returns") relating to the Company and the Subsidiaries that are due on or before or relate to any taxable period ending on or before the Closing Date (and the Purchaser shall do the same with respect to any taxable period ending after the Closing Date). Returns of the Company and the Subsidiaries not yet filed for any taxable period that begins before the Closing Date shall be prepared in a manner consistent with past practices employed with respect to the Company and the Subsidiaries (except to the extent counsel for the Seller, the Parent or the Company renders a legal opinion that there is no reasonable basis in law therefor or determines that a Return cannot be so prepared and filed without being subject to penalties). With respect to any Return required to be filed by the Purchaser, the Parent or the Seller with respect to the Company and the Subsidiaries and as to which an amount of Tax is allocable to the other party under Section 7.01(b), the filing party shall provide the other party and its authorized representatives with a copy of such completed Return and a statement certifying the amount of Tax shown on such Return that is allocable to such other party pursuant to Section 7.01(b), together with appropriate supporting information and schedules, at least 20 Business Days prior to the due date (including any extension thereof) for the filing of such Return, and such other party and its authorized representatives shall have the right to review and comment on such Return and statement prior to the filing of such Return.

         SECTION 7.03. Refunds. Any Tax refund (including any interest with respect thereto) relating to the Company or any Subsidiary for any taxable period ending on or before the Closing Date (except for any refund included on the Reference Balance Sheet, which shall be the property of the Purchaser and if paid to the Seller or the Parent, shall be paid over promptly to the Purchaser) shall be the property of the Seller or the Parent, and if received by the Purchaser or the Company or any Subsidiary shall be paid over promptly to the Seller or the Parent. Notwithstanding the foregoing sentence, any Tax refund (or equivalent benefit to the Seller through a reduction in Tax liability) (including any interest with respect thereto) for a period on or before the Closing Date arising out of the carryback of a loss or credit incurred by the Company or any Subsidiary in a taxable year ending after the Closing Date shall be the property of the Purchaser and, if received by the Seller or the Parent, shall be paid over promptly to the Purchaser.

         SECTION 7.04. Contests.

               (a) After the Closing, the Purchaser shall promptly notify the Seller in writing of any written notice of a proposed assessment or claim in an audit or administrative or judicial proceeding of the Purchaser or of any of the Company and the Subsidiaries which, if determined adversely to the taxpayer, would be grounds for indemnification under this Article VII; provided, however, that a failure to give such notice will not affect the Purchaser's right to indemnification under this Article VII except to the extent, if any, that, but for such failure, the Seller or the Parent could have avoided all or a portion of the Tax liability in question.

               (b) In the case of an audit or administrative or judicial proceeding that relates to periods ending on or before the Closing Date, provided that the Seller acknowledges in writing its liability under this Agreement to hold the Purchaser, the Company and the Subsidiaries harmless against the full amount of any adjustment which may be made as a result of such audit or proceeding that relates to periods ending on or before the Closing Date (or, in the case of any taxable year that includes the Closing Date, against an adjustment allocable under Section 7.01(b) to the portion of such year ending on or before the Closing Date), the Seller and the Parent each shall have the right at its expense to participate in and control the conduct of such audit or proceeding but only to the extent that such audit or proceeding relates solely to a potential adjustment for which the Seller and the Parent each has acknowledged its liability; the Purchaser also may participate in any such audit or proceeding and, if the Seller or the Parent does not assume the defense of any such audit or proceeding, the Purchaser may defend the same in such manner as it may deem appropriate, including, but not limited to, settling such audit or proceeding after giving five days' prior written notice to the Seller or the Parent setting forth the terms and conditions of settlement. In the event that issues relating to a potential adjustment for which the Seller and the Parent each has acknowledged its liability are required to be dealt with in the same proceeding as separate issues relating to a potential adjustment for which the Purchaser would be liable, the Purchaser shall have the right, at its expense, to control the audit or proceeding with respect to the latter issues.

               (c) With respect to issues relating to a potential adjustment for which both the Seller and/or the Parent (as evidenced by its acknowledgment under this Section 7.04) and the Purchaser or the Company or any Subsidiary could be liable, (i) each party may participate in the audit or proceeding, and
(ii) the audit or proceeding shall be controlled by that party which would bear the burden of the greater portion of the sum of the adjustment and any corresponding adjustments that may reasonably be anticipated for future Tax periods. The principle set forth in the immediately preceding sentence shall govern also for purposes of deciding any issue that must be decided jointly (including, without limitation, choice of judicial forum) in situations in which separate issues are otherwise controlled under this Article VII by the Purchaser and the Seller and/or the Parent.

               (d) None of the Purchaser, the Parent or the Seller shall enter into any compromise or agree to settle any claim pursuant to any Tax audit or proceeding which would adversely affect the other party for such year or a subsequent year without the written consent of the other party, which consent may not be unreasonably withheld. The Purchaser, the Parent and the Seller agree to cooperate, and the Purchaser agrees to cause the Company and the Subsidiaries to cooperate, in the defense against or compromise of any claim in any audit or proceeding.

         SECTION 7.05. Time of Payment. Payment by the Seller or the Parent of any amounts due under this Article VII in respect of Taxes shall be made (i) at least three Business Days before the due date of the applicable estimate, extension or Return required to be filed by the Purchaser on which is required to be reported income for a period ending after the Closing Date for which the Seller or the Parent is responsible under Sections 7.01(a) and 7.01(b) without regard to whether the Return shows overall net income or loss for such period, and (ii) within three Business Days following an agreement between the Seller or the Parent and the Purchaser that an indemnity amount is payable, an assessment of a Tax by a taxing authority, or a "determination" as defined in Section 1313(a) of the Code. If liability under this Article VII is in respect of costs or expenses other than Taxes, payment by the Seller or the Parent of any amounts due under this Article VII shall be made within five Business Days after the date when the Seller or the Parent has been notified by the Purchaser that the Seller or the Parent has a liability for a determinable amount under this
Article VII and is provided with calculations or other materials supporting such liability.

         SECTION 7.06. Cooperation and Exchange of Information. The Seller, the Parent and the Purchaser will provide each other with such cooperation and information as any of them reasonably may request of the other in filing any Return, amended Return or claim for refund, determining a liability for Taxes or a right to a refund of Taxes, participating in or conducting any audit or other proceeding in respect of Taxes or making representations to or furnishing information to parties subsequently desiring to purchase any of the Company or the Subsidiaries or any part of the Business from the Purchaser. Such cooperation and information shall include providing copies of relevant Returns or portions thereof, together with accompanying schedules, related work papers and documents relating to rulings or other determinations by Tax authorities. The Seller and the Parent shall make its employees available on a basis mutually convenient to both parties to provide explanations of any documents or information provided hereunder. Each of the Seller and the Purchaser shall retain all Returns, schedules and work papers, records and other documents in its possession relating to Tax matters of the Company and the Subsidiaries for each taxable period first ending after the Closing Date and for all prior taxable periods until the later of (i) the expiration of the statute of limitations of the taxable periods to which such Returns and other documents relate, without regard to extensions except to the extent notified by the other party in writing of such extensions for the respective Tax periods, or (ii) six years following the due date (without extension) for such Returns. The Seller, the Parent and the Purchaser agree to give the other party reasonable written notice prior to transferring, destroying or discarding any such books and records and, if the other party so requests, the Purchaser and its Subsidiaries or the Seller or the Parent, as the case may be, shall allow the other party to take possession of such books and records. Any information obtained under this Section 7.06 shall be kept confidential in accordance with Section 5.02 except as may be otherwise necessary in connection with the filing of Returns or claims for refund or in conducting an audit or other proceeding.

         SECTION 7.07. Conveyance Taxes. The Seller and the Parent shall be jointly and severally liable for and shall hold the Purchaser harmless against any real property transfer, sales, use, transfer, value added, stock transfer, and stamp taxes, any transfer, recording, registration, and other fees, and any similar Taxes which become payable in connection with the transactions contemplated by this Agreement, and shall prepare and file such applications and documents as shall permit any such Tax to be assessed and paid on or prior to the Closing Date in accordance with any available pre-sale filing procedure. The Purchaser, upon request by the Seller or the Parent and as required by Law, shall execute and deliver all instruments and certificates necessary to enable the Seller or the Parent to comply with the foregoing.

         SECTION 7.08. Section 338(h)(10) Election. No election shall be made under Section 338(h)(10) of the Code with respect to the purchase and sale of the Shares.

         SECTION 7.09. Miscellaneous.

               (a) The Seller and the Parent, on the one hand, and the Purchaser, on the other hand, agree to treat all payments made by either of them to or for the benefit of the other (including any payments to the Company or any Subsidiary) under this Article VII, under other indemnity provisions of this Agreement and for any misrepresentations or breaches of warranties or covenants as adjustments to the Purchase Price or as capital contributions for Tax purposes and that such treatment shall govern for purposes hereof.

               (b) From and after the date of this Agreement, neither the Seller nor the Parent shall, without the prior written consent of the Purchaser (which may, in its sole and absolute discretion, withhold such consent), make, or cause or permit to be made, any Tax election that would affect the Company or any Subsidiary.

               (c) For purposes of this Article VII, "the Purchaser," "the Parent" and "the Seller", respectively, shall include each member of the affiliated group of corporations of which it is or becomes a member (other than the Company and the Subsidiaries, except to the extent expressly referenced).

         SECTION 7.10. Tax Sharing Agreements. All tax sharing agreements or similar agreements with respect to or involving the Company and its Subsidiaries shall be terminated as of the Closing Date and, after the Closing Date, the Company and its Subsidiaries shall not be bound thereby or have any liability thereunder for any taxable year (past, current or future).


                                  ARTICLE VIII

                              CONDITIONS TO CLOSING

         SECTION 8.01. Conditions to Obligations of the Seller and the Parent. The obligations of the Seller and the Parent to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, at or prior to the Closing, of each of the following conditions:

               (a) Representations, Warranties and Covenants. The representations and warranties of the Purchaser contained in this Agreement shall have been true and correct when made and shall be true and correct in all material respects as of the Closing, with the same force and effect as if made as of the Closing Date, other than such representations and warranties as are made as of another date, which shall be true and correct as of such date
(provided, however, that if any portion of any representation or warranty is already qualified by materiality, for purposes of determining whether this
Section 8.01(a) has been satisfied with respect to such portion of such representation or warranty, such portion of such representation or warranty as so qualified must be true and correct in all respects), and the covenants and agreements contained in this Agreement to be complied with by the Purchaser on or before the Closing shall have been complied with, and the Seller shall have received a certificate from the Purchaser to such effect signed by a duly authorized officer thereof;

               (b) HSR Act. Any waiting period (and any extension thereof) under the HSR Act applicable to the purchase of the Shares contemplated hereby shall have expired or shall have been terminated;

               (c) No Proceeding or Litigation. No Action shall have been commenced by or before any Governmental Authority against either the Seller or the Purchaser, seeking to restrain or materially and adversely alter the transactions contemplated by this Agreement which, in the reasonable, good faith determination of the Seller, is likely to render it impossible or unlawful to consummate such transactions; provided, however, that the provisions of this
Section 8.01(c) shall not apply if the Seller or the Parent has directly or indirectly solicited or encouraged any such Action;

               (d) Resolutions. The Seller shall have received a true and complete copy, certified by the Secretary or an Assistant Secretary of the Purchaser, of the resolutions duly and validly adopted by the Board of Directors of the Purchaser evidencing its authorization of the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby; and

               (e) Incumbency Certificate. The Seller shall have received a certificate of the Secretary or an Assistant Secretary of the Purchaser certifying the names and signatures of the officers of the Purchaser authorized to sign this Agreement and the other documents to be delivered hereunder.

         SECTION 8.02. Conditions to Obligations of the Purchaser. The obligations of the Purchaser to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, at or prior to the Closing, of each of the following conditions:

               (a)    Representations,    Warranties    and    Covenants.    The
representations and warranties of the Seller and the Parent contained in this Agreement shall have been true and correct when made and shall be true and correct in all material respects as of the Closing with the same force and effect as if made as of the Closing, other than such representations and warranties as are made as of another date, which shall be true and correct as of such date (provided, however, that if any portion of any representation or warranty is already qualified by materiality or dollar amount, for purposes of determining whether this Section 8.02(a) has been satisfied with respect to such portion of such representation or warranty, such portion of such representation or warranty as so qualified must be true and correct in all respects and; provided, further that the accuracy of the representations and warranties contained in Section 3.17 will not operate as a condition to Closing), and the covenants and agreements contained in this Agreement to be complied with by the Purchaser on or before the Closing shall have been complied with in all material respects, and the covenants and agreements contained in this Agreement to be complied with by the Seller on or before the Closing shall have been complied with, and the Purchaser shall have received certificates of the Seller and the Parent to such effect signed by a duly authorized officer thereof;

               (b) HSR Act. Any waiting period (and any extension thereof) under the HSR Act applicable to the purchase of the Shares contemplated hereby shall have expired or shall have been terminated;

               (c) No  Proceeding  or  Litigation.  No  Action  shall  have been commenced or threatened by or before any Governmental Authority against any of the Seller, the Parent or the Purchaser, seeking to restrain or materially and adversely alter the transactions contemplated hereby which in the reasonable, good faith determination of the Purchaser, is likely to render it impossible or unlawful to consummate the transactions contemplated by this Agreement or which could have a Material Adverse Effect; provided, however, that the provisions of this Section 8.02(c) shall not apply if the Purchaser has solicited or encouraged any such Action;

               (d) Resolutions of the Seller and the Parent. The Purchaser shall have received a true and complete copy, certified by the Secretary or an Assistant Secretary of each of the Seller and the Parent, of the resolutions duly and validly adopted by the Board of Directors of the Seller and the Parent evidencing its authorization of the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby;

               (e) Secretary's Certificate of the Seller and the Parent. The Purchaser shall have received a certificate of the Secretary or an Assistant
Secretary of each of the Seller and the Parent certifying the names and signatures of the officers of the Seller and the Parent authorized to sign this Agreement and the other documents to be delivered hereunder and also certifying, as the case may be, the Seller's and the Parent's Certificate of Incorporation and Bylaws.

               (f) Legal Opinion. The Purchaser shall have received from Reid & Priest LLP, a legal opinion, addressed to the Purchaser and dated the Closing Date, substantially in the form of Exhibit 8.02(f);

               (g) Consents and Approvals. The Purchaser and the Seller shall have received, each in form and substance reasonably satisfactory to the Purchaser, all authorizations, consents, orders and approvals of all Governmental Authorities and officials and all third party consents (other than such authorizations, consents, orders or approvals of Governmental Authorities and third parties which, if not obtained, would not individually or in the aggregate have a Material Adverse Effect on the Company), including but not limited to the consents identified in Schedules 3.06(c) and 3.07;

               (h) Resignations of the Company's Directors. The Purchaser shall have received the resignations, effective as of the Closing, of all the directors and officers of the Company and each Subsidiary;

               (i) Organizational Documents. The Purchaser shall have received a copy of (i) the Certificates of Incorporation, as amended (or similar organizational documents), of the Company, certified by the secretary of state of the jurisdiction in which each such entity is incorporated or organized, and accompanied by a certificate of the Secretary or Assistant Secretary of each such entity, dated as of the Closing Date, stating that no amendments have been made to such Certificate of Incorporation (or similar organizational documents) since such date, and (ii) the By-laws (or similar organizational documents) of the Company and of each Subsidiary, certified by the Secretary or Assistant Secretary of each such entity;

               (j) Minute Books. The Purchaser shall have received a copy of the minute books and stock register of the Company and each Subsidiary, certified by their respective Secretaries or Assistant Secretaries as of the Closing Date;

               (k) Good Standing; Qualification to Do Business. The Purchaser shall have received good standing certificates for the Company and for each Subsidiary from the secretary of state of the jurisdiction in which each such entity is incorporated or organized and from the secretary of state in each other jurisdiction in which the Company is qualified to do business as a foreign corporation, in each case dated as of a date not earlier than five Business Days prior to the Closing Date and accompanied by bring-down telegrams or other similar advice dated the Closing Date;

               (l) Release of Indemnity Obligations. The Purchaser shall have received the general release and discharge from the Seller referred to in
Section 5.10 in form and substance satisfactory to the Purchaser in its sole and absolute discretion;

               (m) No Material Adverse Effect. No event or events shall have occurred, or be reasonably likely to occur, which, individually or in the aggregate, have, or could have, a Material Adverse Effect;

               (n) Real Property. The Seller and the Parent shall have caused all Real Property to be transferred out of the Company and the Subsidiaries, and shall have executed documents (acceptable to the Purchaser and its counsel in form and substance) retaining all liability for the Real Property;

               (o) Non-Transferred Employees. The Seller and the Parent shall have caused all Non-Transferred Employees to be terminated or transferred to the Seller, the Parent or their Affiliates, and shall have executed documents (acceptable in form and substance to the Purchaser and its counsel) retaining all liability for the Non-Transferred Employees.


                                   ARTICLE IX

                                 INDEMNIFICATION

         SECTION 9.01. Survival of Representations and Warranties. The representations and warranties of the Parent and the Seller contained in this Agreement, and all statements contained in this Agreement, the Exhibits to this Agreement, the Disclosure Schedule and any certificate, Financial Statement, Interim Financial Statement or report or other document delivered pursuant to this Agreement or in connection with the transactions contemplated by this Agreement (collectively, the "Acquisition Documents"), shall survive the Closing until the 15 month anniversary of the Closing Date; provided, however, that (a) the representations and warranties dealing with Tax matters shall until the expiration of the applicable statute of limitations, and (b) insofar as any claim is made by the Purchaser for the breach of any representation or warranty of the Seller or the Parent contained herein relating to environmental matters, such representations and warranties shall, for purposes of such claims by the Purchaser, survive the Closing Date until the tenth anniversary of the Closing Date. Neither the period of survival nor the liability of the Parent with respect to the Seller's and the Parent's representations and warranties shall be reduced by any investigation made at any time by or on behalf of the Purchaser. If written notice of a claim has been given prior to the expiration of the applicable representations and warranties by the Purchaser to the Parent, then the relevant representations and warranties shall survive as to such claim, until such claim has been finally resolved.

         SECTION 9.02. Indemnification by the Parent.

               (a) The Purchaser, its Affiliates and their successors and assigns, and the officers, directors, employees and agents of the Purchaser, its Affiliates and their successors and assigns (each an "Indemnified Party") shall be indemnified and held harmless by the Parent (but not the Seller) for any and all Liabilities, losses, damages, claims, costs and expenses, interest, awards, judgments and penalties (including, without limitation, reasonable attorneys' and consultants' fees and expenses) actually suffered or incurred by them (including, without limitation, any Action brought or otherwise initiated by any of them) (hereinafter a "Loss"), arising out of or resulting from:

                    (i) the breach of any representation or warranty made by the Seller or the Parent contained in the Acquisition Documents; or

                    (ii) the breach of any covenant or agreement by the Seller or the Parent contained in the Acquisition Documents; or

                    (iii) [Intentionally Left Blank]

                    (iv) (A) any and all Remedial Actions before or after the Closing relating to any Release of Hazardous Materials into the Environment or on or about the Real Property prior to the Closing to the extent any such Remedial Action is required under any Environmental Law or by any Governmental Authority or is necessary to prevent or abate a significant risk to human health or the environment; (B) any and all Environmental Claims arising at any time that relate to the Business or the operation of the Company or the Subsidiaries prior to the Closing; or (C) any and all noncompliances with or violations of any applicable Environmental Law or Environmental Permit by the Company or the Subsidiaries prior to the Closing; or

                    (v) any and all losses and liabilities relating to the Real Property, whether arising before or after the Closing (except as a result of the Company's continued occupancy thereof after the Closing).

The parties will cooperate fully in seeking insurance recovery, and the indemnification, payments due from the Parent will be reduced by any amounts actually recovered by the Purchaser under the Company's insurance in respect of the subject matter of such indemnification. The Purchaser agrees to cause the Company to continue in force liability insurance with coverage substantially equivalent to the coverage the Company has historically maintained. The Parent will be subrogated to the rights of the Company against its insurance carriers to the extent of its indemnity payments.

To the extent that the Parent's undertakings set forth in this Section 9.02 may be unenforceable, the Parent shall contribute the maximum amount that it is permitted to contribute under applicable law to the payment and satisfaction of all Losses incurred by the Purchaser, the Company and the Subsidiaries.

               (b) An Indemnified Party shall give the Parent notice of any matter which an Indemnified Party has determined has given or could give rise to a right of indemnification under this Agreement, promptly but in any event within 20 days of such determination, stating the amount of the Loss, if known, and method of computation thereof, and containing a reference to the provisions of this Agreement in respect of which such right of indemnification is claimed or arises. The obligations and Liabilities of the Parent under this Article IX with respect to Losses arising from claims of any third party which are subject to the indemnification provided for in this Article IX ("Third Party Claims") shall be governed by and contingent upon the following additional terms and conditions: if an Indemnified Party shall receive notice of any Third Party Claim, the Indemnified Party shall give the Parent notice of such Third Party Claim within 10 days of the receipt by the Indemnified Party of such notice; provided, however, that the failure to provide such notice shall not release the Parent from any of its obligations under this Article IX except to the extent the Parent is materially prejudiced by such failure and shall not relieve the Parent from any other obligation or Liability that it may have to any
Indemnified Party otherwise than under this Article IX. If the Parent acknowledges in writing its obligation to indemnify the Indemnified Party hereunder against any Losses that may result from such Third Party Claim, then the Parent shall be entitled to assume and control the defense of such Third Party Claim at its expense and through counsel of its choice if it gives notice of its intention to do so to the Indemnified Party within twenty days of the receipt of such notice from the Indemnified Party. In the event the Parent exercises the right to undertake any such defense against any such Third Party Claim as provided above, the Indemnified Party shall cooperate with the Parent in such defense and make available to the Parent, at the Parent's expense (exclusive of overhead costs or employee time), all witnesses, pertinent records, materials and information in the Indemnified Party's possession or under the Indemnified Party's control relating thereto as is reasonably required by the Parent. Similarly, in the event the Indemnified Party is, directly or indirectly, conducting the defense against any such Third Party Claim, the Seller and the Parent shall cooperate with the Indemnified Party in such defense and make available to the Indemnified Party, at the Parent's expense, all such witnesses, records, materials and information in the Seller's or the Parent's possession or under the Seller's or the Parent's control relating thereto as is reasonably required by the Indemnified Party. No such Third Party Claim may be settled by the Parent without the prior written consent of the Indemnified Party, which consent shall not be unreasonably withheld.

         SECTION 9.03. Limits on Indemnification. Notwithstanding anything to the contrary contained in this Agreement, the maximum amount of indemnifiable Losses which may be recovered from the Seller arising out of or resulting from the causes enumerated in Section 9.02 shall be an amount equal (exclusive of insurance recoveries) to $6 million and that no claim may be made against Seller in respect of the first $400,000 of Losses for which Seller would otherwise be responsible hereunder; provided, however, that indemnifiable Losses (a) relating to the Seller's obligations to employees of the Company and the Subsidiaries other than Transferred Employees or (b) arising under Sections 9.02(a)(iv) or 9.02(a)(v) will not be subject to the limitations of this Section 9.03.

         SECTION 9.04. Tax Matters. Anything in this Article IX (except for the specific reference to Tax matters in Section 9.01) to the contrary notwithstanding, the rights and obligations of the parties with respect to indemnification for any and all Tax matters shall be governed by Article VII.


                                    ARTICLE X

                             TERMINATION AND WAIVER

         SECTION 10.01. Termination. This Agreement may be terminated at any time prior to the Closing:

               (a) by the Purchaser if, between the date hereof and the time scheduled for the Closing: (i) an event or condition occurs that has resulted in or that may be expected to result in a Material Adverse Effect, (ii) any representation or warranty of the Seller or the Parent contained in this Agreement shall not have been true and correct when made, (iii) the Seller or the Parent shall not have complied with any covenant or agreement to be complied with by it and contained in this Agreement after notice of breach shall have been given to the Seller and the Seller shall have failed to cure such breach within 10 days of such notice; or (iv) the Seller, the Parent, the Company or any Subsidiary makes a general assignment for the benefit of creditors, or any proceeding shall be instituted by or against the Seller, the Parent, the Company or any Subsidiary seeking to adjudicate any of them a bankrupt or insolvent, or seeking liquidation, winding up or reorganization, arrangement, adjustment, protection, relief or composition of its debts under any Law relating to bankruptcy, insolvency or reorganization; or

               (b) by any of the Seller, the Parent or the Purchaser if the Closing shall not have occurred by January 15, 1998; provided, however, that the right to terminate this Agreement under this Section 10.01(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement shall have been the cause of, or shall have contributed to, the failure of the Closing to occur on or prior to such date; or

               (c) by any of the Purchaser, the Parent or the Seller in the event that any Governmental Authority shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and nonappealable; or

               (d) by the mutual written consent of the Seller, the Parent and the Purchaser.

         SECTION 10.02. Effect of Termination.

               (a) In the event of  termination of this Agreement as provided in
Section 10.01, this Agreement shall forthwith become void and there shall be no liability on the part of either party hereto except (a) as set forth in Sections
5.03 and 10.02(b), and (b) that nothing herein shall relieve either party from liability for any breach of this Agreement. Purchaser acknowledges that the loss associated with Purchaser's failure to consummate the transactions contemplated by this Agreement, will result in substantial damages to Seller. Purchaser acknowledges that, in the event that this Agreement is terminated due to a breach hereof by Purchaser, the actual damages incurred by Seller resulting from such breach and other factors would be extremely impractical or impossible to determine accurately or with certainty. Accordingly, after full negotiation, all parties being represented by counsel and having equal bargaining power in such negotiations, the parties hereto agree that Purchaser shall pay Seller Two Million Dollars as liquidated damages to Seller, and such is not a penalty and reflects a good faith and reasonable attempt to estimate the actual damages of Seller which would accrue due to such breach. In the event the Purchaser is obligated to pay such liquidated damages to the Seller as a result of the Purchaser's breach of this Agreement (all parties hereto acknowledging that no liquidated damages will be payable to the Seller as a result of a termination of this Agreement pursuant to Section 10.01), then neither the Seller nor the Parent will have any claim, cause of action or right of recovery against the Purchaser beyond or in excess of such liquidated damages.

               (b) Notwithstanding the foregoing, if the Closing does not occur because of the failure to satisfy the conditions to the Purchaser's obligation to effect the Closing contained in Section(s) 8.02 (a), (d), (e), (f), (h), (i),
(j), (k), and (l), then the Seller and the Parent jointly and severally shall reimburse the Purchaser for its out of pocket costs and expenses, including, without limitation, fees and disbursements of counsel, financing sources, consultants and accountants, incurred by the Purchaser in connection with the preparation, negotiation and performance of this Agreement, the Acquisition Documents and the transactions contemplated hereby and the diligence performed in connection therewith.

         SECTION 10.03. Waiver. Either party to this Agreement may (a) extend the time for the performance of any of the obligations or other acts of the other party, (b) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered by the other party pursuant hereto or (c) waive compliance with any of the agreements or conditions of the other party contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party to be bound thereby. Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition, of this Agreement. The failure of any party to assert any of its rights hereunder shall not constitute a waiver of any of such rights.

                                   ARTICLE XI

                               GENERAL PROVISIONS

         SECTION  11.01.  Expenses.   Except  as  otherwise  specified  in  this
Agreement, all costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses, whether or not the Closing shall have occurred. The Seller and the Parent will not pass any of their expenses on to the Company or the Subsidiaries.

         SECTION 11.02. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by courier service, by cable, by telecopy, by telegram, by telex or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 11.02):

               (a) if to the Seller or the Parent:

                   United Capital Corp.
                   9 Park Place
                   Great Neck, New York  11021
                   Facsimile:  (516) 829-4301
                   Attention:  Mr. Anthony J. Miceli, Chief Financial Officer

                   with a copy to:
                   Reid & Priest LLP
                   40 West 57th Street
                   New York, New York  10019
                   Facsimile:  (212) 603-2001
                   Attention:  Gregory Katz, Esq.

               (b) if to the Purchaser:

                   AIL Systems Inc.
                   455 Commack Road
                   Deer Park, New York  11729
                   Facsimile:  (516) 595-4945
                   Attention:  Mr. Darrell L. Reed, Vice President
                                        and Chief Financial Officer
                   with a copy to:

                   Kleinberg, Kaplan, Wolff & Cohen, P.C.
                   551 Fifth Avenue
                   New York, New York  10176
                   Facsimile:  (212) 986-8866
                   Attention:  Harold I. Steinbach, Esq.

         SECTION 11.03. Public Announcements. Except as required by law or by the requirements of any stock exchange on which the securities of a party (or its parent) are listed, no party to this Agreement shall make, or cause to be made, any press release or public announcement in respect of this Agreement or the transactions contemplated hereby or otherwise communicate with any news media without the prior written consent of the other party, and the parties shall cooperate as to the timing and contents of any such press release or public announcement.

         SECTION 11.04. Headings. The descriptive headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

         SECTION 11.05. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any Law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

         SECTION 11.06. Entire Agreement. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and thereof and supersede all prior agreements and undertakings, both written and oral, between the Seller and the Purchaser with respect to the subject matter hereof and thereof.

         SECTION 11.07. Assignment. This Agreement may not be assigned by operation of law or otherwise without the express written consent of the Seller and the Purchaser (which consent may be granted or withheld in the sole discretion of the Seller or the Purchaser); provided, however, that the Purchaser may assign this Agreement to an Affiliate of the Purchaser without the consent of the Seller, without in any way relieving Purchaser of any liability hereunder.

         SECTION 11.08. No Third Party Beneficiaries. Except for the provisions of Article IX relating to Indemnified Parties, this Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

         SECTION 11.09. Amendment. This Agreement may not be amended or modified except (a) by an instrument in writing signed by, or on behalf of, the Seller and the Purchaser or (b) by a waiver in accordance with Section 10.03.

         SECTION 11.10. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York applicable to contracts executed and to be performed solely within such State. All actions and proceedings arising out of or relating to this Agreement shall be heard and determined in any New York state or federal court sitting in the County of Nassau, New York.

         SECTION 11.11. Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

         SECTION 11.12. Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.






                            [Signature page follows]

         IN WITNESS WHEREOF, the Seller, the Parent and the Purchaser have caused this Agreement to be executed as of the date first written above by their respective officers thereunto, duly authorized.

                                AIL SYSTEMS INC.


                                    By:/s/ Darrell L. Reed
                                       --------------------
                                         Darrell L. Reed
                                         Vice President and
                                         Chief Financial Officer


                                METEX CORPORATION


                                    By:  /s/ Anthony J. Miceli
                                         ---------------------
                                         Anthony J. Miceli
                                         Chief Financial Officer


                                UNITED CAPITAL CORP.


                                    By:  /s/ Anthony J. Miceli
                                         ---------------------
                                         Anthony J. Miceli
                                         Chief Financial Officer